PROSPECTUS SUPPLEMENT DATED SEPTEMBER 19, 2002
(TO PROSPECTUS DATED AUGUST 23, 2002)

                                  $646,669,201

                            GMAC MORTGAGE CORPORATION
                               SELLER AND SERVICER

                        GMACM MORTGAGE LOAN TRUST 2002-J6
                                     ISSUER

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR

            GMACM MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-J6

     The trust will hold a pool of one to four family residential first mortgage loans.

     The trust will issue these classes of certificates that are offered under this prospectus supplement:

          !    21 classes of senior certificates

          !    3 classes of subordinated certificates

Credit enhancement for all of these certificates will be provided by additional subordination.

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-13 IN THIS PROSPECTUS SUPPLEMENT
--------------------------------------------------------------------------------

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY BE USED BY NEWMAN & ASSOCIATES, INC., AN AFFILIATE OF THE DEPOSITOR, OR ANOTHER AFFILIATE OF THE DEPOSITOR, IN CONNECTION WITH OFFERS AND SALES OF THE CERTIFICATES IN MARKET-MAKING TRANSACTIONS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Deutsche Bank Securities Inc. will offer nineteen classes of senior certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the senior underwritten certificates will be approximately 100.95% of the principal balance of the senior underwritten certificates plus accrued interest, before deducting expenses. There is currently no underwriting arrangement for the remaining two classes of senior certificates.

Banc of America Securities LLC will offer three classes of subordinate certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the subordinate underwritten certificates will be approximately 101.83% of the principal balance of the subordinate underwritten certificates plus accrued interest, before deducting expenses.


DEUTSCHE BANK SECURITIES                          BANC OF AMERICA SECURITIES LLC

        IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents on the following page provides the pages on which these captions can be found.

     If you require additional information, the mailing address of the principal executive office of the depositor is Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, and its telephone number is (952) 832-7000. For other means of acquiring additional information about the depositor or the certificates, see "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in the attached prospectus.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY......................................................................S-4

RISK FACTORS................................................................S-13

INTRODUCTION................................................................S-21

DESCRIPTION OF THE MORTGAGE POOL............................................S-21
         General............................................................S-21
         Mortgage Pool Characteristics......................................S-21
         Non-Recordation of Assignments; Possession of Mortgages............S-28
         Primary Mortgage Insurance and Primary Hazard Insurance............S-28
         Additional Information.............................................S-29

THE SELLERS AND SERVICER....................................................S-29
         General............................................................S-29
         Underwriting Standards.............................................S-29
         Delinquency Experience of GMACM....................................S-32
         Representations and Warranties.....................................S-32

DESCRIPTION OF THE CERTIFICATES.............................................S-35
         General............................................................S-35
         Book-Entry Registration of Certain of the Offered Certificates.....S-37
         Glossary of Terms..................................................S-38
         Interest Distributions.............................................S-45
         Determination of LIBOR.............................................S-47
         Principal Distributions on the Senior Certificates.................S-48
         Principal Distributions on the PAC Certificates....................S-50
         Principal Distributions on the TAC Certificates....................S-50
         Principal Distributions on the Class M Certificates................S-51
         Allocation of Losses; Subordination................................S-53
         Advances...........................................................S-57

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS.................................S-57
         General............................................................S-57
         Variable Rate Certificate Yield Considerations.....................S-79
         PAC IO Certificate Yield Considerations............................S-82
         TAC IO Certificate Yield Considerations............................S-82
         Principal Only Certificate and Class IO Certificate
           Yield Considerations.............................................S-83
         Class M-2 and Class M-3 Certificate Yield Considerations...........S-85
         Additional Yield Considerations Applicable Solely to the Class
           R Certificates...................................................S-88

POOLING AND SERVICING AGREEMENT.............................................S-89
         General............................................................S-89
         Servicing and Other Compensation and Payment of Expenses...........S-89
         Reports to Certificateholders......................................S-89
         Voting Rights......................................................S-90
         Termination........................................................S-90

USE OF PROCEEDS.............................................................S-91

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................................S-91
         Special Tax Considerations Applicable to Class R Certificates......S-92

METHOD OF DISTRIBUTION......................................................S-94

LEGAL MATTERS...............................................................S-96

RATINGS.....................................................................S-96

LEGAL INVESTMENT MATTERS....................................................S-96

ERISA CONSIDERATIONS........................................................S-97

APPENDIX A...................................................................A-1

APPENDIX B...................................................................B-1

================================================================================

                                     SUMMARY

         The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Title of securities........................ GMACM Mortgage Pass-Through
                                            Certificates, Series 2002-J6.

Issuer..................................... GMACM Mortgage Loan Trust 2002-J6.

Sellers and Servicer....................... GMAC Mortgage Corporation, or GMACM,
                                            a Pennsylvania corporation, will be
                                            the seller of a small portion of the
                                            mortgage loans. The remainder of the
                                            mortgage loans will be sold to the
                                            depositor by a limited liability
                                            company originally established by
                                            GMACM, which in turn acquired the
                                            mortgage loans from GMACM. GMACM
                                            will also be the servicer of the
                                            mortgage loans. The servicer will be
                                            obligated to service the mortgage
                                            loans pursuant to the pooling and
                                            servicing agreement, dated as of
                                            September 26, 2002, among the
                                            depositor, the servicer and the
                                            trustee.

                                            We refer you to "Pooling and
                                            Servicing Agreement" and "The
                                            Sellers and Servicer" in this
                                            prospectus supplement for further
                                            information on the sellers and
                                            servicer.

Depositor.................................. Residential Asset Mortgage Products,
                                            Inc., an affiliate of GMAC Mortgage
                                            Corporation.

Trustee.................................... Bank One, National Association.

Mortgage pool.............................. 1,566 fixed rate mortgage loans with an aggregate principal balance of
                                            approximately $650,245,587.32 as of
                                            the cut-off date, secured by first
                                            liens on one to four family
                                            residential properties.

Cut-off date............................... September 1, 2002.

Closing date............................... On or about September 26, 2002.

Distribution dates......................... The 25th of each month or, if the
                                            25th is not a business day, the next
                                            business day, beginning on October
                                            25, 2002.

Scheduled final distribution date.......... With respect to each class of certificates, October 25, 2032. The
                                            actual final distribution date for
                                            any class of certificates could be
                                            substantially earlier.

Form of certificates....................... Book-entry: Class A and Class M
                                            Certificates. Physical: Class PO,
                                            Class IO and Class R Certificates.

                                            See "Description of the
                                            Certificates--Book-Entry
                                            Registration" in this prospectus
                                            supplement.

================================================================================

================================================================================


Minimum denominations...................... Class A-1, Class A-2, Class A-3,
                                            Class A-4, Class A-5, Class A-6,
                                            Class A-8, Class A-9, Class A-11,
                                            Class A-12, Class A-13, Class A-14,
                                            Class A-15, Class A-16, Class A-17,
                                            Class PO and Class M-1 Certificates:
                                            $25,000 (by certificate principal
                                            balance or notional amount).

                                            Class A-7 and Class A-10
                                            Certificates: $1,000,000 (by
                                            notional amount).

                                            Class M-2 and Class M-3
                                            Certificates: $250,000.

                                            Class IO and Class R Certificates:
                                            20% percentage interests.

================================================================================


=======================================================================================================================
                                                  OFFERED CERTIFICATES
----------- --------------------- ------------------------ ---------------------- ------------------------------------
                                    INITIAL CERTIFICATE       INITIAL RATING
  CLASS      PASS-THROUGH RATE       PRINCIPAL BALANCE        (FITCH/MOODY'S)                DESIGNATIONS
--------------------------------- ------------------------ ---------------------- ------------------------------------
SENIOR CERTIFICATES:
--------------------------------- ------------------------ ---------------------- ------------------------------------
A-1         6.00%                            $159,687,500  AAA/Aaa                         Senior/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
A-2         8.00%                             $22,812,500  AAA/Aaa                         Senior/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
A-3         6.25%                             $35,000,000  AAA/Aaa                         Senior/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
A-4         6.25%                              $3,130,000  AAA/Aaa                         Senior/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
A-5         4.50%                            $101,552,625  AAA/Aaa                       Senior/PAC/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
                                                                                              Senior/PAC/
A-6         Variable Rate                     $78,985,375  AAA/Aaa                       Variable Rate/Floater
----------- --------------------- ------------------------ ---------------------- ------------------------------------
                                                                                       Senior/Interest Only/PAC/
A-7         Variable Rate                              $0  AAA/Aaa                   Variable Rate/Inverse Floater
----------- --------------------- ------------------------ ---------------------- ------------------------------------
A-8         6.25%                             $13,934,000  AAA/Aaa                       Senior/PAC/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
A-9         6.00%                             $43,000,000  AAA/Aaa                       Senior/TAC/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
                                                                                       Senior/Interest Only/TAC/
A-10        6.25%                                      $0  AAA/Aaa                            Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
A-11        6.25%                             $23,781,000  AAA/Aaa                    Senior/Companion/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
A-12        6.25%                              $3,356,000  AAA/Aaa                    Senior/Companion/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
A-13        6.25%                              $2,192,000  AAA/Aaa                    Senior/Companion/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
A-14        6.25%                              $7,671,000  AAA/Aaa                    Senior/Companion/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
                                                                                           Senior/Companion/
A-15        Variable Rate                     $55,100,000  AAA/Aaa                       Variable Rate/Floater
----------- --------------------- ------------------------ ---------------------- ------------------------------------
                                                                                       Senior/Companion/Variable
A-16        Variable Rate                     $15,428,000  AAA/Aaa                       Rate/Inverse Floater
----------- --------------------- ------------------------ ---------------------- ------------------------------------
A-17        6.25%                             $65,000,000  AAA/Aaa                     Senior/Lockout/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
PO          0.00%                                $758,401  AAA/Aaa                       Senior/Principal Only
----------- --------------------- ------------------------ ---------------------- ------------------------------------
                                                                                         Senior/Interest Only/
IO          Variable Rate                              $0  AAA/Aaa                           Variable Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
R-I         6.25%                                     $50  AAA/Aaa                    Senior/Residual/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
R-II        6.25%                                     $50  AAA/Aaa                    Senior/Residual/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
Total senior certificates:                   $631,388,501
--------------------------------- ------------------------ ---------------------- ------------------------------------

=======================================================================================================================

=======================================================================================================================
CLASS M CERTIFICATES:
--------------------------------- ------------------------ ---------------------- ------------------------------------
M-1         6.25%                              $9,103,400  AA/NA                         Mezzanine/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
M-2         6.25%                              $3,901,400  A/NA                          Mezzanine/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
M-3         6.25%                              $2,275,900  BBB/NA                        Mezzanine/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
Total Class M Certificates:                   $15,280,700
--------------------------------- ------------------------ ---------------------- ------------------------------------
Total offered certificates:                  $646,669,201

----------------------------------------------------------------------------------------------------------------------
                                                NON-OFFERED CERTIFICATES

----------------------------------------------------------------------------------------------------------------------
CLASS B CERTIFICATES:
--------------------------------- ------------------------ ---------------------- ------------------------------------
B-1         6.25%                              $1,300,500  BB/NA                        Subordinate/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
B-2         6.25%                                $975,300  B/NA                         Subordinate/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
B-3         6.25%                              $1,300,586  NA/NA                        Subordinate/Fixed Rate
----------- --------------------- ------------------------ ---------------------- ------------------------------------
Total Class B Certificates:                    $3,576,386
--------------------------------- ------------------------ ---------------------- ------------------------------------
Total offered and non-offered
certificates:                                $650,245,587
--------------------------------- ------------------------ ---------------------- ------------------------------------

OTHER INFORMATION:

CLASS A-6 CERTIFICATES:

On the first distribution date, the pass-through rate on the Class A-6 Certificates will equal 2.2200000%. On any payment date thereafter, the pass-through rate on the Class A-6 Certificates will be a per annum rate equal to the lesser of:

     (1)  LIBOR plus a margin of 0.40%; and

     (2)  8.50%.

Notwithstanding the foregoing, the pass-through rate on the Class A-6 Certificates will not be less than 0.40% per annum.

CLASS A-7 CERTIFICATES:

On the first distribution date, the pass-through rate on the Class A-7 Certificates will equal 6.2800000% per annum. On any payment date thereafter, the pass-through rate on the Class A-7 Certificates will be a per annum rate be equal to the greater of:

     (1)  8.10% minus LIBOR; and

     (2)  0.00%.

Notwithstanding the foregoing, the pass-through rate on the Class A-7 Certificates will not be greater than 8.10% per annum. The Class A-7 Certificates do not have a certificate principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount equal to the certificate principal balance of the Class A-6 Certificates, which is initially equal to $78,985,375.

================================================================================

================================================================================

CLASS A-10 CERTIFICATES:

The Class A-10 Certificates do not have a certificate principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount equal to 4.00% of the certificate principal balance of the Class A-9 Certificates. Initially, this notional amount is equal to $1,720,000.

CLASS A-15 CERTIFICATES:

On the first distribution date, the pass-through rate on the Class A-15 Certificates will equal 3.3200000%. On any payment date thereafter, the pass-through rate on the Class A-15 Certificates will be a per annum rate equal to the lesser of:

     (1)  LIBOR plus a margin of 1.50%; and

     (2)  8.00%.

Notwithstanding the foregoing, the pass-through rate on the Class A-15 Certificates will not be less than 1.50% per annum.

CLASS A-16 CERTIFICATES:

On the first distribution date, the pass-through rate on the Class A-16 Certificates will equal 16.7142857% per annum. On any payment date thereafter, the pass-through rate on the Class A-16 Certificates will be a per annum rate equal to the greater of:

     (1) 23.2142857% minus the product of (i) 3.57142857 multiplied by (ii) LIBOR; and

     (2)  0.00%.

Notwithstanding the foregoing, the pass-through rate on the Class A-16 Certificates will not be greater than 23.2142857% per annum.

CLASS IO CERTIFICATES:

VARIABLE RATE: The pass-through rate varies according to the weighted average of the excess of the net mortgage rate on each mortgage loan over 6.25%.

The Class IO Certificates do not have a certificate principal balance. For the purpose of calculating interest payments on any payment date, interest will accrue on a notional amount equal to the aggregate stated principal balance of the mortgage loans with net mortgage rates of at least 6.25% immediately prior to that date. The notional amount of the Class IO Certificates will initially equal approximately $615,052,012.

================================================================================

================================================================================

THE TRUST

The depositor will establish a trust with respect to the certificates under the pooling and servicing agreement. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. Each certificate will represent a partial ownership interest in the trust.

THE MORTGAGE POOL

The mortgage loans to be deposited into the trust have the following characteristics as of the cut-off date:

                                             WEIGHTED
                             RANGE           AVERAGE
                         -------------     ------------
Principal balance        $43,898.93 to     $415,227.07*
                         $1,431,621.35

Mortgage rate             6.250% to           6.796%
                            8.500%

Remaining term to         237 to 360           355
maturity (months)

*Indicates average principal balance

For additional information regarding the mortgage pool, see "Description of the Mortgage Pool" in this prospectus supplement.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

On each monthly distribution date, the trustee will make distributions to investors. The amount available for distribution will include:

o collections of monthly payments on the mortgage loans, including certain prepayments and other unscheduled collections, plus

o    advances for delinquent payments, minus

o the fees and expenses of the servicer, including reimbursement for advances.

See "Description of the Certificates--Glossary of Terms--Available Distribution Amount" in this prospectus supplement.


PRIORITY OF DISTRIBUTIONS. Distributions on the offered certificates will be made from available amounts as described in this prospectus supplement as follows:

o    Distribution of interest to the senior certificates entitled to interest;

o    Distribution of principal to the Class PO Certificates;

o Distribution of principal to the remaining senior certificates entitled to principal;

o    Payment to the servicer for certain unreimbursed advances; and

o    Distribution to the Class M Certificates in the following order:

     o    Interest to the Class M-1 Certificates;

     o    Principal to the Class M-1 Certificates;

     o    Interest to the Class M-2 Certificates;

     o    Principal to the Class M-2 Certificates;

     o    Interest to the Class M-3 Certificates; and

     o    Principal to the Class M-3 Certificates.

INTEREST DISTRIBUTIONS. The amount of interest owed to each class of interest-bearing certificates on each distribution date will equal:

o    the pass-through rate for that class of certificates, multiplied by;

o the principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date, multiplied by;

o    1/12th, minus;

o    the share of some types of interest shortfalls allocated to that class.

================================================================================

================================================================================

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. Until the distribution date in October 2007, all principal prepayments on the mortgage loans will be distributed among the senior certificates, other than the Class A-7, Class A-10 and Class IO Certificates, unless the interest-bearing senior certificates entitled to principal distributions are no longer outstanding. Not all outstanding senior certificates will receive principal on each distribution date. The Class A-17 Certificates are not expected to receive any distributions of principal payments until the distribution date in October 2007 and are expected to receive less than their share of principal payments until the distribution date in October 2011. The Class PO Certificates receive only a portion of the principal received from each mortgage loan that has a net mortgage rate of less than 6.25%. The Class A-7 Certificates, Class A-10 Certificates and Class IO Certificates are not entitled to receive any principal distributions.

See "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Class M Certificates" in this prospectus supplement.

CREDIT ENHANCEMENT

ALLOCATION OF LOSSES. Most losses on the mortgage loans will be allocated in full to the first class listed below with a principal balance greater than zero:

o    Class B-3

o    Class B-2

o    Class B-1

o    Class M-3

o    Class M-2

o    Class M-1


When this occurs, the principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If none of the Class M Certificates or Class B Certificates are outstanding, losses on the mortgage loans will be allocated pro rata among the senior certificates, subject to the special rules mentioned below.

Not all losses will be allocated in the priority described in the third preceding paragraph. Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor or bankruptcy of a mortgagor will be allocated as described in the third preceding paragraph only up to specified amounts. Losses of these types in excess of the specified amount and losses due to other extraordinary events will be allocated pro rata among all outstanding classes of certificates except as stated in the following paragraph. Therefore, the Class M Certificates and Class B Certificates do not act as credit enhancement for the senior certificates for such losses.

SPECIAL LOSS ALLOCATION FOR CLASS PO CERTIFICATES. Whenever losses are allocated to the senior certificates, the Class PO Certificates will share in the loss only if the mortgage loan related to such loss had a net mortgage rate less than 6.25%. In that case, the Class PO Certificates will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS. All or a disproportionately large portion of principal prepayments and other unscheduled payments of principal will be allocated to the senior certificates as described in this prospectus supplement during the first nine years after the closing date. This provides additional credit enhancement for the senior certificates by preserving a greater portion of the principal balances of the Class M Certificates and Class B Certificates for absorption of losses.

================================================================================

================================================================================

ADVANCES

For any month, if the servicer does not receive the full scheduled payment on a mortgage loan, the servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate principal balance of the mortgage loans is less than 10% of their aggregate principal balance as of the cut-off date, the servicer will have the option to:

o purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates; or

o    purchase all the certificates.

Under either type of optional purchase, holders of the outstanding certificates will receive the outstanding principal balance of the certificates in full with accrued interest. However, any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans. In either case, there will be no reimbursement of principal reductions or related interest that resulted from losses allocated to the certificates.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "The Agreements--Termination; Retirement of Securities" in the prospectus.

RATINGS

When issued, the offered certificates will receive ratings which are not lower than those listed for each class of certificates in the table on pages S-6 and S-7 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause holders of the Class A-7 Certificates, Class A-10 Certificates or Class IO Certificates to fail to fully recover their initial investments. See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT MATTERS

When issued, the senior certificates and the Class M-1 Certificates will, and the Class M-2 and Class M-3 Certificates will not, be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment Matters" in this prospectus supplement and in the prospectus for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA CONSIDERATIONS

The offered certificates, other than the Class R Certificates, may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts or other retirement accounts or arrangements. Sales of the Class R Certificates to most such plans or retirement accounts are prohibited.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

================================================================================

================================================================================

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust as two real estate mortgage investment conduits. The certificates, other than the Class R Certificates, will represent ownership of regular interests in one of the two real estate mortgage investment conduits and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each class of Class R Certificates will be the sole residual interest in a real estate mortgage investment conduit.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

================================================================================

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS

THE RETURN ON YOUR                     Losses on the mortgage loans may occur
CERTIFICATES MAY BE AFFECTED           due to a wide variety of causes,
BY LOSSES ON THE MORTGAGE              including a decline in real estate values
LOANS, WHICH COULD OCCUR               and adverse changes in the borrower's
DUE TO A VARIETY OF CAUSES.            financial condition. A decline in real
                                       estate values or economic conditions
                                       nationally or in the regions where the
                                       mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.




THE RETURN ON YOUR CERTIFICATES        One risk of investing in mortgage-backed
MAY BE PARTICULARLY SENSITIVE TO       securities is created by any
CHANGES IN REAL ESTATE MARKETS         concentration of the related properties
IN SPECIFIC REGIONS.                   in one or more geographic regions.
                                       Approximately 22.60%, 15.86% and 10.09%
                                       of the cut-off date principal balance of the mortgage loans are located in California, Massachusetts and New Jersey, respectively. If the regional economy or housing market weakens in California,
                                       Massachusetts or New Jersey, or in any
                                       other region having a significant
                                       concentration of properties underlying
                                       the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, power shortages and civil disturbances such as riots.

THE RETURN ON YOUR CERTIFICATES        The only credit enhancement for the
WILL BE REDUCED IF LOSSES EXCEED       senior certificates will be the
THE CREDIT ENHANCEMENT                 subordination provided by the Class M
AVAILABLE TO YOUR CERTIFICATES.        Certificates and Class B Certificates.
                                       The only credit enhancement for the Class
                                       M Certificates will be the subordination provided by the Class B Certificates and by any class of Class M Certificates with a lower payment priority. You should also be aware that the credit enhancement provided for some types of losses is limited.

THE VALUE OF YOUR CERTIFICATES         If the performance of the mortgage loans
MAY BE REDUCED IF LOSSES ARE           is substantially worse than assumed by
HIGHER THAN EXPECTED.                  the rating agencies, the ratings of any
                                       class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the servicer or any other entity will have any obligation to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

LIMITED OBLIGATIONS

PAYMENTS ON THE MORTGAGE LOANS         The certificates represent interests only
ARE THE PRIMARY SOURCE OF              in the trust. The certificates do not
PAYMENTS ON YOUR CERTIFICATES.         represent an ownership interest in or
                                       obligation of the depositor, the sellers, the servicer or any of their affiliates.
                                       If proceeds from the assets of the trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the sellers, the servicer or any other entity, and will incur losses.


LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR              A secondary market for your certificates
CERTIFICATES TO MATURITY IF            may not develop. Even if a secondary
THEIR MARKETABILITY IS LIMITED.        market does develop, it may not continue
                                       or it may be illiquid. Neither the
                                       underwriters nor any other person will
                                       have any obligation to make a secondary
                                       market in your certificates. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

                                       Any class of offered certificates may
                                       experience illiquidity, although
                                       generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.


SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

THE YIELD ON YOUR CERTIFICATES         The yield to maturity on each class of
WILL VARY DEPENDING ON THE RATE        offered certificates will depend on a
OF PREPAYMENTS.                        variety of factors, including:

                                           o   the rate and timing of principal
                                               payments on the mortgage loans,
                                               including prepayments, defaults
                                               and liquidations, and repurchases
                                               due to breaches of
                                               representations or warranties;

                                           o   the pass-through rate for that
                                               class;

                                           o   interest shortfalls due to
                                               mortgagor prepayments; and

                                           o   the purchase price of that class.

                                       The rate of prepayments is one of the
                                       most important and least predictable of
                                       these factors.

                                       In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

THE RATE OF PREPAYMENTS ON THE         Since mortgagors can generally prepay
MORTGAGE LOANS WILL VARY               their mortgage loans at any time, the
DEPENDING ON FUTURE                    rate and timing of principal
MARKET CONDITIONS, AND                 distributions on the offered certificates
OTHER FACTORS.                         are highly uncertain. Generally, when
                                       market interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

                                       Refinancing programs, which may involve
                                       soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the servicer or its affiliates, and may include streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.

THE YIELD ON YOUR CERTIFICATES         The offered certificates of each class
WILL BE AFFECTED BY THE SPECIFIC       have different yield considerations and
TERMS THAT APPLY TO THAT CLASS,        different sensitivities to the rate and
DISCUSSED BELOW.                       timing of principal distributions. The
                                       following is a general discussion of
                                       yield considerations and prepayment
                                       sensitivities of each class.

CLASS A CERTIFICATES                   The Class A Certificates entitled to
                                       payments of principal are subject to
                                       various priorities for payment of
                                       principal. Distributions of principal on the Class A Certificates with an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. Those classes of Class A
                                       Certificates with a later priority of
                                       payment will be affected by the rates of prepayment of the mortgage loans experienced both before and after the commencement of principal distributions on those classes, and will be more likely to be affected by losses on the mortgage loans not covered by the credit enhancement.

                                       See "Description of the Certificates --
                                       Principal Distributions on the Senior
                                       Certificates" in this prospectus
                                       supplement.

CLASS A-5, CLASS A-6, CLASS A-7        The Class A-5 and Class A-6 Certificates,
AND CLASS A-8 CERTIFICATES             in the aggregate, and the Class A-8
                                       Certificates will generally receive
                                       payments of principal on each
                                       distribution date in amounts determined
                                       by using the table in Appendix A to this prospectus supplement. The schedules for these classes assume that the rate of prepayment on the mortgage loans remains at a constant rate between 125% and 400% of the prepayment assumption for the mortgage loans. However, if prepayments occur at a rate below this range, the amount of funds available for distribution of principal on the Class
                                       A-5, Class A-6 and Class A-8 Certificates may not be sufficient to reduce the principal balance of these classes according to the schedules set forth in the table, and the weighted average life of the Class A-5, Class A-6 and Class A-8
                                       Certificates will be extended.
                                       Conversely, if prepayments occur at a
                                       rate above this
                                       range, and if the principal balance of
                                       certain classes of certificates as
                                       described under "Certain Yield and
                                       Prepayment Considerations-- General," are reduced to zero, the principal balance of the Class A-5, Class A-6 and Class A-8
                                       Certificates may be reduced faster than
                                       the schedules set forth in the table, and the weighted average life of the Class
                                       A-5, Class A-6 and Class A-8 Certificates will be reduced.

                                       In addition, because holders of the Class
                                       A-7 Certificates are entitled to receive distributions of interest payments only based on a notional amount equal to the certificate principal balance of the Class A-6 Certificates, the yield on such certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans because the certificate principal of the Class A-6 Certificates may reduce faster than expected to the extent described in the preceding paragraph. Investors in the Class A-7 Certificates should fully consider the yield considerations with respect to the Class A-7 Certificates described under "Certain Yield and Prepayment Considerations--PAC IO Certificate Yield Considerations" below and the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

CLASS A-6 CERTIFICATES,                The Class A-6 Certificates, Class A-7
CLASS A-7 CERTIFICATES,                Certificates, Class A-15 Certificates and
CLASS A-15 CERTIFICATES AND            Class A-16 Certificates will accrue
CLASS A-16 CERTIFICATES                interest at an adjustable rate determined
                                       separately for each class and
                                       distribution date, according to an index, in the manner described in this prospectus supplement under "Description of the Certificates--Determination of
                                       LIBOR." Therefore, the yield to investors on the Class A-6 Certificates, Class A-7
                                       Certificates, Class A-15 Certificates and
                                       Class A-16 Certificates will be sensitive to fluctuations of the index. In addition, because holders of the Class
                                       A-7 Certificates are entitled to receive distributions of interest payments only, the yield on such certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans. Investors in the Class A-7 Certificates should fully consider the yield considerations with respect to the Class A-6, Class A-7, Class A-15 and Class A-16 Certificates described under "Certain Yield and
                                       Prepayment Considerations--Variable Rate
                                       Certificate Yield Considerations" below
                                       and the risk that a rapid rate of
                                       prepayments on the mortgage loans could
                                       result in the failure of such investors
                                       to fully recover their investments.

CLASS A-9 AND CLASS A-10               The Class A-9 Certificates will generally
CERTIFICATES                           receive payments of principal on each
                                       distribution date in amounts determined
                                       by using the table in Appendix B to this prospectus supplement. The schedule for this class assumes that the rate of prepayment on the mortgage loans remains at a constant rate of 185% of the prepayment assumption for the mortgage loans. However, if prepayments occur at a rate slower than the rate assumed in preparing this table, the amount of funds available for distribution of principal on the Class A-9 Certificates may not be sufficient to reduce the principal balance of that class to the amount set forth in the table, and the weighted average life of the Class A-9
                                       Certificates will be extended.
                                       Conversely, if prepayments occur at a
                                       rate faster than the rate assumed, and if the principal balance of certain classes of certificates are reduced to zero, the principal balance of the Class A-9
                                       Certificates may be reduced below the
                                       amounts set forth in the table, and the
                                       weighted average life of the Class A-9
                                       Certificates will be reduced.

                                       In addition, because holders of the Class
                                       A-10 Certificates are entitled to receive distributions of interest payments only based on a notional amount calculated as a percentage of the certificate principal balance of the Class A-9 Certificates, the yield on such certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans because the certificate principal of the Class A-9 Certificates may reduce faster than expected to the extent described in the preceding paragraph. Investors in the Class A-10 Certificates should fully consider the yield considerations with respect to the Class A-10 Certificates described under "Certain Yield and Prepayment Considerations--TAC IO
                                       Certificate Yield Considerations" below
                                       and the risk that a rapid rate of
                                       prepayments on the mortgage loans could
                                       result in the failure of such investors
                                       to fully recover their investments.

CLASS A-11, CLASS A-12,                Investors in the Class A-11, Class A-12,
CLASS A-13, CLASS A-14,                Class A-13, Class A-14, Class A-15 and
CLASS A-15 AND CLASS A-16              Class A-16 Certificates should be aware
CERTIFICATES                           that each class of those certificates
                                       will generally receive monthly payments
                                       of principal only from the amount of the Senior Principal Distribution Amount remaining after the distribution of the amounts necessary to reduce the certificate principal balances of the
                                       Class A-5, Class A-6 and Class A-8
                                       Certificates to the amounts set forth in the table in Appendix A to this prospectus supplement and the certificate principal balance of the Class A-9
                                       Certificates to the amount set forth in
                                       the table in Appendix B to this
                                       prospectus supplement in accordance with the priorities set forth in "Description of the Certificates--Principal
                                       Distributions on the Senior Certificates" below. In addition, the Class A-11, Class
                                       A-12, Class A-13, Class A-14, Class A-15 and Class A-16 Certificates will generally receive the entire Senior
                                       Principal Distribution Amount remaining
                                       after the distribution of such amounts to the Class A-5, Class A-6, Class A-8 and
                                       Class A-9 Certificates, until the
                                       certificate principal balance each class of the Class A-11, Class A-12, Class
                                       A-13, Class A-14, Class A-15 and Class
                                       A-16 Certificates has been reduced to
                                       zero in accordance with the priorities
                                       set forth in "Description of the
                                       Certificates--Principal Distributions on the Senior Certificates" below. Due to the companion nature of the Class A-11, Class A-12, Class A-13, Class A-14, Class
                                       A-15 and Class A-16 Certificates, those
                                       certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

CLASS A-17 CERTIFICATES                The Class A-17 Certificates are not
                                       expected to receive any distributions of principal payments until the distribution date in October 2007. On and after that date and until the distribution date in October 2011, the Class A-17 Certificates may receive a portion of principal payments that is smaller than their pro rata share of principal payments.

CLASS PO CERTIFICATES                  The Class PO Certificates will receive a
                                       portion of the principal payments only on the mortgage loans that have net mortgage rates lower than 6.25%. Therefore, the yield on the Class PO Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates lower than 6.25%.

                                       Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the mortgage loans that have net mortgage rates lower than 6.25% occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be adversely affected.

CLASS IO CERTIFICATES                  The Class IO Certificates will receive a
                                       portion of the interest payments only
                                       from mortgage loans that have net
                                       mortgage rates higher than 6.25%.
                                       Therefore, the yield on the Class IO
                                       Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates higher than 6.25%.

                                       Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If the mortgage loans that have net mortgage rates higher than 6.25% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class IO Certificates will be adversely affected. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than 6.25% could result in the failure of such investors to fully recover their investments.

CLASS M CERTIFICATES                   The yield to investors in each class of
                                       the Class M Certificates will be
                                       sensitive to the rate and timing of
                                       losses on the mortgage loans, if those
                                       losses are not covered by a more
                                       subordinate class of Class M Certificates or the Class B Certificates.

                                       It is not expected that the Class M
                                       Certificates will receive any
                                       distributions of principal prepayments
                                       until the distribution date in October
                                       2007. After that date, all or a
                                       disproportionately large portion of
                                       principal prepayments on the mortgage
                                       loans may be allocated to the senior
                                       certificates, and none or a
                                       disproportionately small portion of
                                       principal prepayments may be paid to the holders of the Class M Certificates and Class B Certificates. As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.

THE RECORDING OF MORTGAGES IN          The mortgages or assignments of mortgage
THE NAME OF MERS MAY AFFECT THE        for substantially all of the mortgage
YIELD ON THE                           loans may be recorded in the name of
CERTIFICATES.                          Mortgage Electronic Registration Systems,
                                       Inc, or MERS, solely as nominee for the
                                       originator, or GMACM, and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS(R)
                                       System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities.

                                       The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

                                       For additional information regarding MERS and the MERS(R) System, see "Description of the Mortgage Pool--Mortgage Pool Characteristics" and "Certain Yield and Prepayment Considerations" in this prospectus supplement and "Description of the Securities--Assignment of Loans" in the prospectus.

THE RETURN ON YOUR CERTIFICATES        The Soldiers' and Sailors' Civil Relief
COULD BE REDUCED BY SHORTFALLS         Act of 1940, as amended, or the Relief
DUE TO THE SOLDIERS' AND               Act, provides relief to borrowers who
SAILORS' CIVIL RELIEF ACT.             enter active military service and to
                                       borrowers in reserve status who are
                                       called to active duty after the
                                       origination of their mortgage loan. The
                                       response of the United States to the
                                       terrorist attacks on September 11, 2001
                                       has included rescue efforts and military operations that has increased and may further increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Any resulting interest shortfalls are not required to be paid by the borrower at any future time. The servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the certificates. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest on each class of the certificates on a pro rata basis.

                                       The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans.

                                       Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

                                       We do not know how many mortgage loans
                                       have been or may be affected by the
                                       application of the Relief Act or similar legislation or regulations.

                                       See the definition of Accrued Certificate
                                       Interest under "Description of the
                                       Certificates--Glossary of Terms" in this prospectus supplement and "Certain Legal Aspects of Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.


BANKRUPTCY AND INSOLVENCY RISKS

BANKRUPTCY PROCEEDINGS COULD           BANKRUPTCY PROCEEDINGS COULD
DELAY OR REDUCE DISTRIBUTIONS ON       DELAY OR REDUCE DISTRIBUTIONS ON
THE CERTIFICATES.                      THE CERTIFICATES.

                                       The transfer of the mortgage loans from
                                       the sellers to the depositor is intended by the parties to be and has been documented as a sale. However, if a seller were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or to consolidate the mortgage loans with the assets of the seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the certificates.

SPECIAL POWERS OF THE FEDERAL          Approximately half of the mortgage loans
DEPOSIT INSURANCE CORPORATION          (by aggregate principal balance as of the
WITH RESPECT TO THE INSOLVENCY         cut-off date) were initially originated
OF GMAC BANK.                          or purchased by GMAC Bank, and
                                       subsequently sold to GMACM. GMAC Bank is a federal savings bank whose deposits are insured to the applicable limits by the FDIC. If GMAC Bank were to become insolvent, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for GMAC Bank. As receiver, the FDIC would have broad powers to repudiate contracts to which GMAC Bank was or is a party to if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of GMAC Bank's affairs. Moreover, no agreement tending to diminish or defeat the FDIC's interest in an asset acquired from GMAC Bank would be enforceable against the FDIC unless the agreement meets specified legal requirements.

                                       Although the FDIC has adopted a rule
                                       stating that it will not use its
                                       repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by the bank in connection with certain securitization transactions, it is not clear that the transfers of the mortgage loans from GMAC Bank would enjoy the benefit of such rule. If the FDIC were to assert that the rule does not apply to these transfers of mortgage loans by GMAC Bank or that these transfers do not comply with certain banking laws, collections on those mortgage loans may be delayed or reduced, thereby potentially delaying or decreasing payments on the certificates.

                                  INTRODUCTION

         The depositor will establish a trust with respect to the GMACM Mortgage Pass-Through Certificates, Series 2002-J6 on the closing date pursuant to the pooling and servicing agreement. On the closing date, the depositor will deposit into the trust a pool of mortgage loans, that in the aggregate will constitute a mortgage pool, secured by one to four family residential properties with terms to maturity of not more than 30 years. All of the mortgage loans will have been purchased by the depositor from the sellers pursuant to a mortgage loan purchase agreement, dated as of September 26, 2002, among the sellers and the depositor.

         Some capitalized terms used in this prospectus supplement have the meanings given under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary." The offering of the certificates described in this prospectus supplement is a "Designated Seller Transaction" as that term is used in the prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of 1,566 mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due on the cut-off date, of approximately $650,245,587.32. The mortgage loans are secured by first liens on fee simple or leasehold interests in one to four family residential real properties. In each case, the property securing the mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of conventional, fixed-rate, fully-amortizing, level monthly payment first mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. With respect to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated.

         Under the terms of the pooling and servicing agreement, the depositor will assign the representations and warranties made by the sellers in the mortgage loan purchase agreement to the trustee for the benefit of the certificateholders as of the date of issuance of the certificates. All of the mortgage loans were originated or acquired by GMAC Mortgage Corporation, which is referred to in this prospectus supplement as GMACM.

         Each seller will be obligated to repurchase or substitute for a mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan if the breach materially and adversely affects the interests of the certificateholders in that mortgage loan. For a description of some of the representations and warranties made by the sellers, see "The Sellers and Servicer--Representations and Warranties" in this prospectus supplement.

         The depositor will not make any representations and warranties with respect to the mortgage loans and will not be required to repurchase any mortgage loan in the event of a breach of a seller's representations and warranties with respect to a mortgage loan.

MORTGAGE POOL CHARACTERISTICS

         None of the mortgage loans will have been originated prior to July 19, 1993 or will have a maturity date later than September 1, 2032. No mortgage loan will have a remaining term to maturity as of the cut-off date of less than 237 months. The weighted average remaining term to maturity of the mortgage loans as of the cut-off date will be approximately 355 months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately 358 months. As used in this prospectus supplement the remaining term to maturity means, as of any date of determination and with respect to any mortgage loan, the number of months equaling the number of scheduled monthly payments necessary to reduce the then-current Stated Principal Balance of that mortgage loan to zero, assuming the related mortgagor will make all scheduled monthly payments but no prepayments, on the mortgage loan thereafter.

         The original mortgages or assignments of mortgage for substantially all of the mortgage loans may be, at the sole discretion of the servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc, or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages will be registered electronically through the MERS(R) System. For each of these mortgage loans, MERS will serve as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

         Approximately 0.14% of the mortgage loans will be Buy-Down Loans.

         No mortgage loan provides for deferred interest or negative amortization.

         As of the cut-off date, none of the mortgage loans will be 30 or more days delinquent in payment of principal and interest. As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" past due, or delinquent, when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

         Set forth below is a description of some additional characteristics of the mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date.


                           ORIGINAL PRINCIPAL BALANCES

                                                                                                    PERCENT OF
                                               NUMBER OF MORTGAGE      AGGREGATE UNPAID          AGGREGATE UNPAID
RANGE OF ORIGINAL PRINCIPAL BALANCES ($)             LOANS             PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------------------------------------     -----------------       -----------------        -----------------
Less than $250,000........................                34               $4,585,009.28                0.71%

$250,000 to $299,999......................                12                3,274,509.43                0.50

$300,000 to $349,999......................               336              110,399,469.79               16.98

$350,000 to $399,999......................               451              167,546,567.80               25.77

$400,000 to $449,999......................               269              112,494,312.03               17.30

$450,000 to $499,999......................               181               85,251,137.93               13.11

$500,000 to $599,999......................               177               94,642,426.14               14.55

$600,000 to $699,999......................                84               53,055,855.82                8.16

$700,000 to $799,999......................                 8                5,870,732.40                0.90

$800,000 to $899,999......................                 8                6,795,065.49                1.04

$900,000 to $999,999......................                 2                1,901,380.25                0.29

$1,000,000 or Greater.....................                 4                4,429,120.96                0.68
                                               -----------------       -----------------        -----------------
         TOTAL............................             1,566             $650,245,587.32              100.00%

o The average original principal balance of the mortgage loans as of the cut-off date is approximately $416,173.87.


                         OUTSTANDING PRINCIPAL BALANCES

                                                                                                    PERCENT OF
RANGE OF OUTSTANDING PRINCIPAL                     NUMBER OF           AGGREGATE UNPAID          AGGREGATE UNPAID
BALANCES ($)                                     MORTGAGE LOANS        PRINCIPAL BALANCE         PRINCIPAL BALANCE
------------------------------------------       --------------        ------------------        -----------------
Less than $250,000........................                35                $4,834,598.84               0.74%

$250,000 to $299,999......................                15                 4,220,960.38               0.65

$300,000 to $349,999......................               366               121,083,311.47              18.62

$350,000 to $399,999......................               474               178,375,458.08              27.43

$400,000 to $449,999......................               230                97,836,453.52              15.05

$450,000 to $499,999......................               193                92,168,288.24              14.17

$500,000 to $599,999......................               160                87,459,270.89              13.45

$600,000 to $699,999......................                71                45,270,946.80               6.96

$700,000 to $799,999......................                 9                 6,667,800.29               1.03

$800,000 to $899,999......................                 7                 5,997,997.60               0.92

$900,000 to $999,999......................                 5                 4,898,879.86               0.75

$1,000,000 or Greater.....................                 1                 1,431,621.35               0.22
                                                 --------------        ------------------        -----------------
          TOTAL...........................             1,566              $650,245,587.32             100.00%

o The average outstanding principal balance of the mortgage loans as of the cut-off date is approximately $415,227.07.



                                 MORTGAGE RATES

                                                                                                     PERCENT OF
                                                    NUMBER OF           AGGREGATE UNPAID          AGGREGATE UNPAID
 RANGE OF MORTGAGE RATES (%)                      MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------------------------------------        --------------        ------------------       -----------------
 6.001% to 6.250%.........................                 8                 $2,726,476.18                0.42%

 6.251% to 6.500%.........................               244                102,629,358.73               15.78

 6.501% to 6.750%.........................               642                268,074,343.49               41.23

 6.751% to 7.000%.........................               485                201,080,767.67               30.92

 7.001% to 7.250%.........................               130                 54,095,037.39                8.32

 7.251% to 7.500%.........................                41                 15,832,698.94                2.43

 7.501% to 7.750%.........................                13                  4,708,374.22                0.72

 7.751% to 8.000%.........................                 1                    379,745.02                0.06

 8.001% to 8.250%.........................                 1                    199,737.45                0.03

 8.251% to 8.500%.........................                 1                    519,048.23                0.08
                                                  --------------        ------------------       -----------------
          TOTAL...........................             1,566               $650,245,587.32              100.00%

o The weighted average mortgage rate for the mortgage loans as of the cut-off date is approximately 6.796% per annum.


                              LOAN-TO-VALUE RATIOS

                                                                                                    PERCENT OF
                                               NUMBER OF MORTGAGE      AGGREGATE UNPAID          AGGREGATE UNPAID
RANGE OF LOAN-TO-VALUE RATIOS (%)                    LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
------------------------------------------     ------------------      ------------------        -----------------
55.00% or less............................               163               $71,324,106.50              10.97%

55.01% to 60.00%..........................                92                37,768,958.69               5.81

60.01% to 65.00%..........................               118                48,590,836.16               7.47

65.01% to 70.00%..........................               206                92,483,930.89              14.22

70.01% to 75.00%..........................               250               102,526,469.71              15.77

75.01% to 80.00%..........................               676               275,820,198.11              42.42

80.01% to 85.00%..........................                16                 5,967,559.77               0.92

85.01% to 90.00%..........................                35                12,504,015.76               1.92

90.01% to 95.00%..........................                10                 3,259,511.73               0.50
                                               ------------------      ------------------        -----------------
         TOTAL............................             1,566              $650,245,587.32             100.00%

o The weighted average loan-to-value ratio of the mortgage loans as of the cut-off date is approximately 70.90%.



                                  PROPERTY TYPE

                                                                                                   PERCENT OF
                                               NUMBER OF MORTGAGE      AGGREGATE UNPAID         AGGREGATE UNPAID
PROPERTY TYPE                                        LOANS             PRINCIPAL BALANCE        PRINCIPAL BALANCE
-----------------------------------------      ------------------      ------------------       -----------------
Single Family............................              1,192              $497,044,120.28                76.44%

Planned Unit Development.................                293               118,972,351.00                18.30

Condominium-Low Rise.....................                 62                26,604,424.13                 4.09

Two Family to Four Family................                 13                 4,870,061.03                 0.75

Condominium-High Rise....................                  5                 2,368,045.05                 0.36

Townhouse................................                  1                   386,585.83                 0.06
                                               ------------------      ------------------       -----------------
         TOTAL...........................              1,566              $650,245,587.32               100.00%



                                  LOAN PURPOSE

                                                                                                     PERCENT OF
                                               NUMBER OF MORTGAGE      AGGREGATE UNPAID           AGGREGATE UNPAID
LOAN PURPOSE                                         LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
------------------------------------------     ------------------      ------------------        -----------------
Purchase..................................               636              $267,660,610.60               41.16%

Rate / Term Refinance.....................               629               262,614,315.27               40.39

Cash Out Refinance........................               296               118,063,632.73               18.16

Construction to Permanent.................                 5                 1,907,028.72                0.29
                                               ------------------      ------------------        -----------------
         TOTAL............................             1,566              $650,245,587.32              100.00%


                                OCCUPANCY STATUS

                                                                                                     PERCENT OF
                                               NUMBER OF MORTGAGE      AGGREGATE UNPAID           AGGREGATE UNPAID
OCCUPANCY STATUS                                     LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
-------------------------------------------    ------------------      ------------------        -----------------
Primary Residence..........................            1,496              $620,502,479.95               95.43%

Second Home................................               62                26,933,545.51                4.14

Investment Property........................                8                 2,809,561.86                0.43
-------------------------------------------    ------------------      ------------------        -----------------
         TOTAL.............................            1,566              $650,245,587.32              100.00%


                       ORIGINAL TERM TO SCHEDULED MATURITY

                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE UNPAID           AGGREGATE UNPAID
RANGE OF MONTHS                                  MORTGAGE LOANS        PRINCIPAL BALANCE         PRINCIPAL BALANCE
-------------------------------------------      --------------        ------------------        -----------------
240........................................              24                 $9,675,372.44                1.49%

241 to 359.................................              20                  8,350,143.88                1.28

360........................................           1,522                632,220,071.00               97.23
                                                 --------------        ------------------        -----------------
         TOTAL.............................           1,566               $650,245,587.32              100.00%

o The weighted average original term to scheduled maturity of the mortgage loans as of the cut-off date is approximately 358 months.



                      REMAINING TERM TO SCHEDULED MATURITY

                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE UNPAID           AGGREGATE UNPAID
RANGE OF MONTHS                                  MORTGAGE LOANS        PRINCIPAL BALANCE         PRINCIPAL BALANCE
-------------------------------------------      --------------        ------------------        -----------------
181 to 240.................................              24               $  9,675,372.44                1.49%

241 to 360.................................           1,542                640,570,214.88               98.51
                                                 --------------        ------------------        -----------------
         TOTAL............................            1,566               $650,245,587.32              100.00%

o The weighted average remaining term to scheduled maturity of the mortgage loans as of the cut-off date is approximately 355 months.


                           GEOGRAPHICAL DISTRIBUTIONS

                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE UNPAID           AGGREGATE UNPAID
STATE                                            MORTGAGE LOANS        PRINCIPAL BALANCE         PRINCIPAL BALANCE
-----------------------------------------        --------------        ------------------        -----------------
California...............................               360               $146,966,656.46               22.60%
Massachusetts............................               241                103,130,233.84               15.86
New Jersey...............................               157                 65,614,268.24               10.09
Illinois.................................               116                 50,256,929.13                7.73
Michigan.................................                74                 29,388,712.72                4.52
Pennsylvania.............................                57                 22,868,908.87                3.52
Maryland.................................                51                 22,088,420.08                3.40
Florida..................................                46                 19,362,718.83                2.98
Connecticut..............................                39                 17,238,258.21                2.65
Virginia.................................                44                 17,083,284.72                2.63
Colorado.................................                42                 16,751,823.76                2.58
New York.................................                32                 14,902,462.86                2.29
Texas....................................                28                 12,996,879.34                2.00
Other....................................               279                111,596,030.26               17.16
                                                 --------------        ------------------        -----------------
         TOTAL...........................             1,566               $650,245,587.32              100.00%

o "Other" includes states and the District of Columbia with under 2.00% concentrations individually.

o No more than approximately 0.44% of the mortgage loans by scheduled principal balance are secured by mortgaged properties located in any one zip code area in California and no more than approximately 0.78% of the mortgage loans by scheduled principal balance are secured by mortgaged properties located in any one zip code outside of California.



                               DOCUMENTATION TYPE

                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE UNPAID           AGGREGATE UNPAID
DOCUMENTATION TYPE                               MORTGAGE LOANS        PRINCIPAL BALANCE         PRINCIPAL BALANCE
-----------------------------------------        --------------        -----------------         -----------------
Standard.................................             1,341              $562,817,737.65                86.55%
Streamline...............................                75                33,119,993.77                 5.09
Select...................................                66                27,683,054.86                 4.26
Stated Income............................                55                14,108,074.01                 2.17
Relocation...............................                24                 9,270,803.96                 1.43
Super Select.............................                 2                 2,080,498.92                 0.32
Express..................................                 3                 1,165,424.15                 0.18
                                                 --------------        -----------------         -----------------
         TOTAL...........................             1,566              $650,245,587.32              100.00%


        CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOAN

                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE UNPAID           AGGREGATE UNPAID
RANGE OF CREDIT SCORES                           MORTGAGE LOANS        PRINCIPAL BALANCE         PRINCIPAL BALANCE
-----------------------------------------        --------------        ------------------        -----------------
620......................................                 2                   $896,700.96                0.14%

621 to 640...............................                56                 22,494,570.36                3.46

641 to 660...............................                95                 37,647,844.43                5.79

661 to 680...............................               103                 41,934,238.74                6.45

681 to 700...............................               137                 54,536,467.73                8.39

701 to 720...............................               171                 70,149,194.05               10.79

721 to 740...............................               197                 80,517,312.32               12.38

741 to 760...............................               256                110,116,081.77               16.93

761 to 780...............................               281                119,029,039.68               18.31

781 to 800...............................               213                 89,101,955.93               13.70

801 or Greater...........................                39                 16,650,952.55                2.56

Not available............................                16                  7,171,228.80                1.10
                                                 --------------        ------------------        -----------------
         TOTAL...........................             1,566               $650,245,587.32             100.00%

o The weighted average credit score of the mortgage loans as of the cut-off date is approximately 734.

o        For a discussion of Credit Scores see "Trust Asset
         Program--Underwriting Standards--Credit Scores" in the prospectus. The credit scores are based upon the credit scores of the borrower or co-borrower.



                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE UNPAID           AGGREGATE UNPAID
NET MORTGAGE RATES (%)                           MORTGAGE LOANS        PRINCIPAL BALANCE         PRINCIPAL BALANCE
-----------------------------------------        --------------        ------------------        -----------------
6.000....................................                8                 $ 2,726,476.18                7.75%

6.125....................................               78                  32,467,098.61               92.25
                                                 --------------        ------------------        -----------------
         TOTAL...........................               86                 $35,193,574.79              100.00%

     As of the cut-off date, the weighted average of the Discount Fractions of the Discount Mortgage Loans
was approximately 2.154942%.

------------------------------------------------------------------------------------------------------------------


NON-RECORDATION OF ASSIGNMENTS; POSSESSION OF MORTGAGES

         The sellers will not be required to record assignments of the mortgages to the trustee in the real property records of the states in which the related mortgaged properties are located. Other than with respect to the mortgage loans recorded in the name of MERS, GMACM or GMAC Bank will retain record title to the mortgages on behalf of the trustee and the certificateholders. Although the recordation of the assignments of the mortgages in favor of the trustee is not necessary to effect a transfer of the mortgage loans to the trustee, if GMACM or GMAC Bank were to sell, assign, pledge, satisfy or discharge any mortgage loan prior to the recording, if any, of the related assignment in favor of the trustee and in some cases even after the recordation of any related assignment, the other parties to the sale, assignment, satisfaction, pledge, or discharge may have rights superior to those of the trustee. In a small number of states, including Florida, in the absence of recordation of the assignments of the mortgages, the transfer to the trustee of the mortgage loans may not be effective against certain creditors or purchasers from the sellers or a trustee in bankruptcy thereof. If those other parties, creditors or purchasers have rights to the mortgage loans that are superior to those of the trustee, certificateholders could lose the right to future payments of principal and interest to the extent that those rights are not otherwise enforceable in favor of the trustee under the applicable mortgage documents.

         The trustee will not have physical possession of the mortgage notes related to the mortgage loans in the trust. Instead, Escrow Bank, in its capacity as custodian, will retain possession of the mortgage notes, which may be endorsed in blank and not stamped or otherwise marked to reflect the assignment to the trustee. If a subsequent purchaser were able to take physical possession of the mortgage notes without knowledge of that assignment, the interests of the trustee in the mortgage loans could be defeated. In that event, distributions to certificateholders may be adversely affected.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

         Each mortgage loan is required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. In addition, to the best of the depositor's knowledge, each mortgage loan with a loan-to-value ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering the portion of the principal balance of the mortgage loan that exceeds 80% of the value of the property. Substantially all of the primary insurance policies were issued by General Electric Mortgage Insurance Corporation, Mortgage Guaranty Insurance Corporation, United Guaranty Residential Insurance Company, Radian Guaranty Inc., PMI Mortgage Insurance Co., Triad Guaranty Insurance Corporation or Republic Mortgage Insurance Co., which collectively are the primary insurers. Each primary insurer has a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, there is no assurance as to the actual ability of any primary insurer to pay claims. See "Insurance Policies on Loans" in the prospectus.

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal is necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

         A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report on Form 8-K.

                            THE SELLERS AND SERVICER

GENERAL

         GMACM will be the seller of a small portion of the mortgage loans to the depositor. The remainder of the mortgage loans will be sold to the depositor by a limited liability company originally established by GMACM, which in turn acquired the mortgage loans from GMACM. GMACM will also be the servicer of the mortgage loans. GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.

         The offered certificates do not represent an interest in or an obligation of the sellers or the servicer. The sellers' only obligations with respect to the offered certificates will be pursuant to certain limited representations and warranties made by the sellers or as otherwise provided in this prospectus supplement.

         GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

         GMACM, as servicer will be responsible for servicing the mortgage loans in accordance with its program guide and the terms of the pooling and servicing agreement. The custodian will be Escrow Bank USA, an affiliate of GMACM and the depositor. The depositor will cause the mortgage notes to be delivered to the custodian as agent for the trustee on behalf of the certificateholders. All other legal documents relating to the mortgage loans will be held by the servicer as agent for the trustee on behalf of the certificateholders.

UNDERWRITING STANDARDS

         GMACM's underwriting standards with respect to the mortgage loans generally will conform to those published in GMACM's underwriting guidelines. The underwriting standards as set forth in GMACM's underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

         The underwriting standards set forth in GMACM's underwriting guidelines with respect to mortgage loans originated or acquired under the GMAC Mortgage 30 Year Non-Conforming Fixed Rate

Loan Program provide for varying levels of documentation. For the "Standard" documentation loan program, a prospective borrower is required to complete a detailed application providing pertinent credit information. The application contains a description of borrower's assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed or if income is received from dividends and interest, rental properties or other income which can be verified from tax returns, the borrower may also be required to submit copies of signed tax returns. In addition, the borrower may be required to authorize verification of deposits at financial institutions where the borrower has accounts.

         Loan applications for non-conforming loans for loan amounts less than $750,000 originated or purchased by GMACM may be submitted to an automated underwriting system. GMACM uses Fannie Mae's Desktop Underwriter program, or DU, or Freddie Mac's Loan Prospector program, or LP. These automated underwriting systems were developed by Fannie Mae and Freddie Mac and are used to underwrite conventional, governmentally-insured and non-conforming loans based on established guidelines. Loans that receive an "Approve/Eligible" or an "Approve/Ineligible" only as a result of parameters acceptable under the specific product that do not meet conforming eligibility guidelines in connection with DU or "Accept Plus" or "Accept" in connection with LP are considered loans eligible for origination or purchase by GMACM and may follow the reduced streamline documentation noted on the automated underwriting finding report. This streamlined documentation alternative does not apply to loan amounts and combined loan amounts exceeding $750,000. Loan amounts and combined loan amounts over $750,000 are not eligible for submission to automated underwriting or the reduced documentation process. The automated underwriting system is not used as a loan decision tool but, instead, is used only as a reduced documentation alternative for certain qualifying mortgage loans, and non-conforming loans are generally subjected to a manual review via the approved delegated underwriting authority.

         In determining the adequacy of the mortgaged property as collateral, an appraisal may be required of each property considered for financing. Such appraisals may be performed by appraisers independent from or affiliated with GMACM or its affiliates. Such appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the mortgage loans. The appraiser is required to verify that property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. For existing properties, if the appraisal is more than 120 days old but less than 180 days old, the original appraiser must certify that the value has not declined. If the appraisal is more than 180 days old, a new appraisal is required. For new construction or construction-to-permanent loans, if the appraisal is more than 180 days old but less than 360 days old, the original appraiser must certify that the value has not declined. The re-certification must be dated within 180 days of the settlement or closing. If the appraisal is more than 360 days old, a new appraisal is required. To the extent that the appraised value of a mortgaged property declines over time, the actual loan-to-value ratio with respect to such mortgage loan will be higher than the loan-to-value ratio derived at the time of origination of such mortgage loan.

         Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses.

         Under GMACM's underwriting guidelines, loans may also be originated under the "Relocation" or "Relocation-VIP" documentation programs. Under these programs, certain items described above are verified using alternative sources. In the case of "Relocation" documentation, a signed employer relocation verification form is acceptable in lieu of a paystub. The "Relocation-VIP" program does not require income verification, however, eligible borrowers must have a minimum annual base salary of $75,000.

         Loans may also be originated under GMACM's underwriting guidelines under the "Stated Income," a no income verification for self-employed borrowers. For these loans, a credit check, an appraisal, and verification of sufficient assets is required. These loans generally will not exceed a 75% loan-to-value ratio on primary residences and a 70% loan-to-value ratio on second homes.

         GMACM's underwriting guidelines also provide for loans under its "Select" program to employees and retirees of General Motors Corporation, or GM. Such loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $75,000 or to GM or GM affiliate retirees with a minimum base retirement annual income of $60,000. In addition, "Super Select" processed loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $200,000. For both "Select" and "Super Select" loan programs, no income, no asset and, at times, no appraisal is required. Underwriting for both "Select" and "Super Select" is subject to a maximum loan-to-value ratio of 80% for primary residences. For the "Select" program, a maximum loan-to-value ratio of 70% is permitted for second homes and for the "Super Select" program the maximum loan-to-value ratio allowed is 80% for second homes. The loan-to-value ratio for the "Super Select" program is based on the borrower's stated value and generally no appraisal is required for loan-to-value ratios of 80% or less. On the "Select" program, the borrower must supply evidence of value only in some instances. For example, if the combined loan amount exceeds $650,000 or if the loan is an equity refinance loan, an appraisal of the property is required. In addition to the loan-to-value and salary requirements described above, generally, borrower eligibility under the "Select" or "Super Select" documentation program may be determined by use of a credit scoring model.

         The underwriting standards set forth in the GMACM underwriting guidelines may be varied for certain refinance transactions, including "limited documentation" or "reduced documentation" mortgage loan refinances. Limited or reduced documentation refinances, including the programs "Streamline" and "Non-Conforming Express," generally permit fewer supporting documents to be obtained or waive income, appraisal, asset, credit score and employment documentation requirements. Limited or reduced documentation refinances generally compensate for increased credit risk by placing greater emphasis on the borrower's payment history. Generally, in order to be eligible for a limited or reduced documentation refinance, the borrower must be an existing customer of GMACM, have a good credit history and the mortgage loan must demonstrate other compensating factors, such as a relatively low loan-to-value ratio, stable employment or other favorable underwriting factors.

         The underwriting standards set forth in GMACM's underwriting guidelines with respect to mortgage loans originated under the GMACM 30 Year Non-Conforming Fixed Rate Loan Program may be varied in appropriate cases. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

         GMACM's underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of GMACM's underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

DELINQUENCY EXPERIENCE OF GMACM

         The following table summarizes the delinquency experience for all the mortgage loans originated and serviced under the GMACM 30 Year Non-Conforming Fixed Rate Loan Program. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.


                                                                DELINQUENCY EXPERIENCE(1)


                                     AT JUNE 30, 2002             AT DECEMBER 31, 2001         AT DECEMBER 31, 2000
                                    -----------------------     ------------------------      -----------------------
                                       $ Loans       % by $         $ Loans       % by $          $ Loans      % by $
                                    --------------   ------     --------------    ------      --------------   ------
Number of Loans.............                23,284                      24,663                        14,360

Total Portfolio.............        $6,899,363,839      100%    $7,149,453,915      100%      $4,209,608,889      100%

Period of Delinquency

30-59 Days..................          $108,164,257     1.57%      $105,826,862     1.48%         $52,250,561     1.24%

60-89 Days..................           $18,274,731     0.26%       $12,832,229     0.18%          $3,452,906     0.08%

90 or more Days.............            $6,175,348     0.09%        $7,328,502     0.10%          $5,331,602     0.13%

Sub-Total...................          $132,614,336     1.92%      $125,987,593     1.76%         $61,035,069     1.45%
                                    --------------   ------     --------------    ------      --------------   ------
Delinquency Status

   Bankruptcy...............           $13,926,220     0.20%       $11,664,689     0.16%          $6,457,247     0.15%

   Foreclosure..............           $17,050,894     0.25%       $17,389,025     0.24%          $6,375,476     0.15%

   Real Estate Owned........            $2,168,316     0.03%        $1,959,445     0.03%          $1,575,463     0.04%

Sub-Total...................           $33,145,430     0.48%       $31,013,158     0.43%         $14,408,185     0.34%
                                    --------------   ------     --------------    ------      --------------   ------
Total Delinquent Loans......          $165,759,766     2.40%      $157,000,750     2.20%         $75,443,254     1.79%
                                    ==============   ======     ==============    ======      ==============   ======

(1)      All percentages based on the total loan balance outstanding.


REPRESENTATIONS AND WARRANTIES

         Pursuant to the mortgage loan purchase agreement, the sellers and the servicer have made certain representations and warranties to the depositor concerning the mortgage loans, which the depositor, in turn, has assigned to the trustee. The representations and warranties of the respective seller or GMACM, as servicer, include, among other things, that as of the closing date or such other date as may be specified below:

         (a) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the cut-off date;

         (b) Each mortgage creates a first lien on an estate in fee simple or a leasehold interest in real property securing the related mortgage note, free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the mortgage subject only to certain permitted exceptions;

         (c) No mortgage loan has been 30 or more days past due at any time during the 12 month period prior to the cut-off date. As of the cut-off date, no mortgage loan was 30 or more days past due and has not been dishonored; there are no defaults under the terms of any mortgage loan; and the seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the mortgaged property subject to any mortgage, directly or indirectly, for the payment of any amount required by the related mortgage loan;

         (d) There are no delinquent taxes which are due and payable, ground rents, assessments or other outstanding charges affecting any mortgaged property;

         (e) No mortgage note or the related mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and the mortgage, or the exercise of any right thereunder, render the mortgage note or mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (f) All buildings upon each mortgaged property are insured by a generally acceptable insurer pursuant to standard hazard policies conforming to the requirements of Fannie Mae and Freddie Mac;

         (g) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to each mortgage loan have been complied with in all material respects;

         (h) No mortgage has been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the related mortgaged property has not been released from the lien of the mortgage, in whole or in part nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

         (i) Each mortgage note and the related mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors;

         (j) Immediately prior to the transfer and assignment to the depositor, no mortgage note or mortgage was subject to an assignment or pledge, and the respective seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

         (k) Each mortgage loan is covered by a lender's title insurance policy or other generally acceptable form of policy of insurance, with all necessary endorsements, issued by a title insurer qualified to do business in the jurisdiction where the related mortgaged property is located;

         (l) To GMACM's knowledge, there is no default, breach, violation or event of acceleration existing under any mortgage or mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither GMACM nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

         (m) To GMACM's knowledge, there are no mechanics liens, or similar liens or claims which have been filed for work, labor or material affecting any mortgaged property which are or may be liens prior to or equal to the lien of the related mortgage; and

         (n) To GMACM's knowledge, each mortgaged property at origination of the related mortgage loan was and currently is free of damage and waste and to GMACM's knowledge, at origination of the mortgage loan there was no proceeding and there currently is no proceeding pending for the total or partial condemnation thereof.

         Upon discovery by a seller, the depositor or the trustee of a breach of any representation or warranty set forth above which materially and adversely affects the interests of the certificateholders in any mortgage loan, the party discovering such breach is required to give prompt written notice to the others. The respective seller or GMACM shall have a period of 90 days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure a breach of any representation or warranty it has made with respect to a mortgage loan. If any such breach cannot be corrected or cured within such 90 day period, the respective seller or GMACM, as applicable, shall, not later than 90 days of its discovery or its receipt of notice of such breach, repurchase the affected mortgage loan at the related purchase price. The respective seller or GMACM will have the option to substitute one or more mortgage loans for any mortgage loan that it is required to repurchase if the substitute mortgage loan or loans satisfy the requirements for substitute mortgage loans as described under "Description of the Securities--Limited Right of Substitution" in the prospectus.

         The respective seller or GMACM will be required to repurchase or substitute for a mortgage loan if the substance of a representation or warranty made by it has been breached, even if the representation or warranty made by it has been qualified to such party's knowledge. Upon any substitution for a mortgage loan, the representations and warranties set forth above shall be deemed to be made as to any substitute mortgage loan as of the date of substitution. The obligations of the respective seller or GMACM to cure, repurchase or substitute for any mortgage loan shall constitute the certificateholders' sole and exclusive remedy respecting a breach of any representations or warranties with respect to the mortgage loans.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the following twenty-one classes of senior certificates, collectively referred to in this prospectus supplement as the Senior Certificates:

         o        Class A-1 Certificates;

         o        Class A-2 Certificates;

         o        Class A-3 Certificates;

         o        Class A-4 Certificates;

         o        Class A-5 Certificates;

         o        Class A-6 Certificates;

         o        Class A-7 Certificates, or the PAC IO Certificates;

         o        Class A-8 Certificates;

         o        Class A-9 Certificates, or the TAC Certificates;

         o        Class A-10 Certificates, or the TAC IO Certificates;

         o        Class A-11 Certificates;

         o        Class A-12 Certificates;

         o        Class A-13 Certificates;

         o        Class A-14 Certificates;

         o        Class A-15 Certificates;

         o        Class A-16 Certificates;

         o        Class A-17 Certificates, or the Lockout Certificates;

         o        Class PO Certificates, or the Principal Only Certificates;

         o        Class IO Certificates;

         o        Class R-I Certificates; and

         o        Class R-II Certificates.

         The Class A-7, Class A-10 and Class IO Certificates are sometimes referred to collectively as the Interest Only Certificates. The Class A-6 Certificates, Class A-7 Certificates, Class A-15 and the Class

A-16 Certificates are sometimes referred to collectively as the Variable Rate Certificates. The Class A-5 Certificates, Class A-6 Certificates and Class A-8 Certificates are sometimes collectively referred to as the PAC Certificates. The Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates and Class A-16 Certificates are sometimes collectively referred to as the Companion Certificates. The Class A-6 Certificates and Class A-15 Certificates are sometimes collectively referred to as the Floater Certificates. The Class A-7 Certificates and Class A-16 Certificates are sometimes collectively referred to as the Inverse Floater Certificates. The Class R-I Certificates and Class R-II Certificates are referred to herein as the Class R Certificates.

         In addition to the Senior Certificates, the trust will also issue six classes of subordinate certificates which are designated as the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates. Only the Senior Certificates and Class M Certificates are offered by this prospectus supplement.

         The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

         o        the mortgage loans;

         o the assets as from time to time identified as deposited in respect of the mortgage loans in the Custodial Account and in the Payment Account and belonging to the trust;

         o property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;

         o any applicable primary insurance policies and primary hazard insurance policies; and

         o        all proceeds of any of the foregoing.

         The Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately 97.10% in the trust. The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 1.40%, 0.60%, 0.35%, 0.20%, 0.15% and 0.20%, respectively, in the trust.

         The Senior Certificates - other than the Class PO, Class IO and Class R Certificates - and the Class M Certificates will be available only in book-entry form through facilities of DTC, and are collectively referred to as the DTC registered certificates. The DTC registered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The DTC registered certificates, other than the Class A-7 and Class A-10 Certificates, will be issued in minimum denominations of $25,000 (by Certificate Principal Balance or Notional Amount), and $250,000 in the case of the Class M-2 Certificates and Class M-3 Certificates, and integral multiples of $1 in excess thereof. The Class A-7 and Class A-10 Certificates will be issued in minimum denominations of $1,000,000 notional amount and integral multiples of $1 in excess thereof. The Class PO Certificates will be issued in registered, certificated form in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, except for one Class PO Certificate evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate Principal Balance of such class of certificates. The Class IO Certificates and Class R Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest, except, in the case of one Class R Certificate of each class of Class R Certificates, as otherwise described in this prospectus supplement under "Material Federal Income Tax Consequences."

         The DTC registered certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede

& Co. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in this prospectus supplement under "--Book-Entry Registration of Certain of the Offered Certificates--Definitive Certificates." Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this prospectus supplement:

         o all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants; and

         o all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION OF CERTAIN OF THE OFFERED CERTIFICATES

         GENERAL. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related DTC registered certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the related DTC registered certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the related DTC registered certificates, it is anticipated that the only registered certificateholder of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be recognized by the trustee or the servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of DTC registered certificates among participants and to receive and transmit distributions of principal of, and interest on, the DTC registered certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the DTC registered certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the DTC registered certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the DTC registered certificates.

         None of the depositor, the sellers, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC registered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         DEFINITIVE CERTIFICATES. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Securities--Form of Securities."

         Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Securities--Form of Securities," the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of DTC of the availability of definitive certificates for their DTC registered certificates. Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

         For additional information regarding DTC and the DTC registered certificates, see "Description of the Securities--Form of Securities" in the prospectus.

GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates:

         ACCRUED CERTIFICATE INTEREST -- With respect to any distribution date, an amount equal to (a) in the case of each class of offered certificates, other than the Principal Only Certificates and the Interest Only Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Interest Only Certificates, interest accrued during the related Interest Accrual Period on the applicable Notional Amount immediately prior to that distribution date at the then-applicable pass-through rate on that class for that distribution date; in each case less interest shortfalls, if any, allocated thereto for that distribution date to the extent not covered with respect to the Senior Certificates by the subordination provided by the Class B Certificates and Class M Certificates and, with respect to the Class M Certificates to the extent not covered by the subordination provided by the Class B Certificates and any class or classes of Class M Certificates having a lower payment priority, including in each case:

                  (1) any Prepayment Interest Shortfall to the extent not covered by the servicer as described in this prospectus supplement under "Description of the Certificates--Interest Distributions";

                  (2) the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, and Extraordinary Losses not allocated through subordination;

                  (3) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

                  (4) any other interest shortfalls, including interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, or similar legislation or regulations, all allocated as described below.

         Any reductions will be allocated among the holders of all classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the case of each class of Class M Certificates, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "--Allocation of Losses; Subordination." Accrued Certificate Interest on each class of Senior Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         AGGREGATE PLANNED PRINCIPAL BALANCE -- With respect to each distribution date, the aggregate planned principal balance set forth for that distribution date for the Class A-5 and Class A-6 Certificates in Appendix A hereto.

         AVAILABLE DISTRIBUTION AMOUNT -- For any distribution date, an amount equal to:

         o the aggregate amount of scheduled payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the related servicing fees and the expenses, if any, of the trustee in connection with the transfer of servicing following a default by the servicer, to the extent not paid by the servicer, which will be in the amounts set forth in the pooling and servicing agreement;

         o all unscheduled payments, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, received by the servicer during the related Prepayment Period; and

         o all Advances made for that distribution date, in each case net of amounts reimbursable therefrom to the servicer.

         In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the servicer may elect to treat such amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the due date is the first day of the month in which that distribution date occurs and the determination date is the 15th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.

         CERTIFICATE PRINCIPAL BALANCE -- For any offered certificate, other than the Interest Only Certificates, as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, provided that, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of any certificate of the class of Class M Certificates outstanding with the lowest payment priority shall equal the percentage interest evidenced thereby multiplied by the excess, if any, of (1) the then-aggregate Stated Principal Balance of all of the mortgage loans over (2) the then-aggregate Certificate Principal Balance of all other classes of certificates then outstanding.

         CLASS M PERCENTAGE -- With respect to the Class M-1, Class M-2 and Class M-3 Certificates and any distribution date, a percentage that will initially equal approximately 1.40%, 0.60% and 0.35%, respectively, and each will in no event exceed 100%. The Class M-1, Class M-2 and Class M-3 Percentages will each be adjusted for each distribution date to be the percentage equal to the Certificate Principal Balance of the related class of Class M Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans, other than the related Discount Fraction of each Discount Mortgage Loan, immediately prior to that distribution date. The initial Class M-1, Class M-2 and Class M-3 Percentages are greater than the initial percentage interests in the trust evidenced by the Class M-1, Class M-2 and Class M-3 Certificates, respectively, because the Class M-1,

Class M-2 and Class M-3 Percentages are calculated without regard to the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

         CREDIT SUPPORT DEPLETION DATE -- The first distribution date on which the Senior Percentage equals 100%.

         DISCOUNT FRACTION -- With respect to each Discount Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is 6.25% minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is 6.25%. The Class PO Certificates will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans.

         DISCOUNT MORTGAGE LOAN -- Any mortgage loan with a Net Mortgage Rate less than 6.25% per annum.

         ELIGIBLE FUNDS -- On any distribution date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount, determined without regard to clause (4) of its definition, the Principal Only Distribution Amount, determined without regard to clause (5) of its definition, and the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

         EXCESS BANKRUPTCY LOSSES-- Bankruptcy Losses in excess of the Bankruptcy Amount.

         EXCESS FRAUD LOSSES -- Fraud Losses in excess of the Fraud Loss Amount.

         EXCESS SPECIAL HAZARD LOSSES -- Special Hazard Losses in excess of the Special Hazard Amount.

         EXCESS SUBORDINATE PRINCIPAL AMOUNT -- With respect to any distribution date on which the Certificate Principal Balance of the most subordinate class or classes of certificates then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (1) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that distribution date is greater than (2) the excess, if any, of the aggregate Certificate Principal Balance of that class or those classes of certificates immediately prior to that distribution date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that distribution date, as reduced by any amount calculated pursuant to clause (5) of the definition of Principal Only Distribution Amount.

         FINAL DISPOSITION -- With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         INTEREST ACCRUAL PERIOD -- For any distribution date and for all classes of certificates, other than the Class A-6, Class A-7, Class A-15 and Class A-16 Certificates, the calendar month preceding the month in which the distribution date occurs and for any distribution date and for the Class A-6, Class A-7, Class A-15 and Class A-16 Certificates, the period beginning on the 25th calendar day of the month preceding the month in which such distribution date occurs (or, for the first distribution date, the closing date) and ending on the 24th day of the month in which such distribution date occurs.

         LIBOR -- For any distribution date, the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits, determined monthly as described in this prospectus supplement.

         LIBOR BUSINESS DAY -- Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         LIBOR RATE ADJUSTMENT DATE -- For any Interest Accrual Period, the second LIBOR Business Day prior to the first day of that Interest Accrual Period.

         LOCKOUT CERTIFICATE SHARE -- The Certificate Principal Balance of the Class A-17 Certificates, divided by the aggregate Certificate Principal Balance of all classes of Certificates, other than the Class PO, the Class R and the Interest Only Certificates.

         LOCKOUT PERCENTAGE -- For any distribution date occurring prior to the distribution date in October 2007, 0%. For any distribution date occurring after the first five years following the closing date, a percentage determined as follows:

         o for any distribution date during the sixth year after the closing date, 30%;

         o for any distribution date during the seventh year after the closing date, 40%;

         o for any distribution date during the eighth year after the closing date, 60%;

         o for any distribution date during the ninth year after the closing date, 80%; and

         o        for any distribution date thereafter, 100%.

         NET MORTGAGE RATE -- With respect to each mortgage loan, the related mortgage rate minus 0.25%, which is the rate at which the servicer's servicing fee and other related costs accrue.

         NON-DISCOUNT MORTGAGE LOAN -- The mortgage loans other than the Discount Mortgage Loans.

         NOTIONAL AMOUNT -- As of any date of determination and for the Class A-7 Certificates, the Notional Amount is equal to the Certificate Principal Balance of the Class A-6 Certificates immediately prior to that date. As of any date of determination and for the Class A-10 Certificates, the Notional Amount is equal to 4.00% of the Certificate Principal Balance of the Class A-9 Certificates immediately prior to that date. As of any date of determination and for the Class IO Certificates, the Notional Amount is equal to the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans immediately prior to that date. Reference to a Notional Amount with respect to the Interest Only Certificates is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

         PAC TARGETED RANGE -- A range which is between approximately 125% PSA and approximately 400% PSA with respect to the PAC Certificates.

         PLANNED PRINCIPAL BALANCE -- With respect to each distribution date and the Class A-8 Certificates, the planned principal balance set forth for that distribution date for the Class A-8 Certificates in Appendix A to this prospectus supplement.

         PREPAYMENT PERIOD -- With respect to each distribution date, the period commencing on the 16th day of the month prior to that distribution date and ending on the 15th day of the month in which that distribution date occurs.

         PRINCIPAL ONLY COLLECTION SHORTFALL -- With respect to each Final Disposition of a Discount Mortgage Loan in connection with each distribution date or any prior distribution date, the extent that the amount included under clause (3) of the definition of Principal Only Distribution Amount for that distribution date was less than the amount described in (a) under clause (3) of the definition of Principal Only Distribution Amount. Notwithstanding any other provision of this prospectus supplement, any distribution relating to any Principal Only Collection Shortfall, to the extent not covered by any amounts otherwise distributable to the Class B-3 Certificates, shall result in a reduction of the amount of principal distributions on that distribution date on (1) first, the Class B-1 Certificates and Class B-2 Certificates and (2) second, the Class M Certificates, in each case in reverse order of their payment priority.

         PRINCIPAL ONLY DISTRIBUTION AMOUNT -- On each distribution date (a) prior to the Credit Support Depletion Date, a distribution allocable to principal made to holders of the Class PO Certificates from the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed, equal to the aggregate of:

                  (1) the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan due on the related due date, whether or not received on or prior to the related determination date, less the Discount Fraction of the principal portion of any related Debt Service Reductions which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                  (2) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period, other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan described in clause (3) below, including full and partial mortgagor prepayments, repurchases of Discount Mortgage Loans or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement, Liquidation Proceeds and Insurance Proceeds, to the extent applied as recoveries of principal;

                  (3) in connection with the Final Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of that Discount Mortgage Loan immediately prior to that distribution date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

                  (4) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (1) through (3) above that remain undistributed; and

                  (5) an amount equal to the aggregate of the Principal Only Collection Shortfalls, less any amounts paid under this clause on a prior distribution date, until paid in full; provided, that distributions under this clause (5) shall only be made to the extent of Eligible Funds (as described in the definition of Eligible Funds) on any distribution date; and

         (b) On or after the Credit Support Depletion Date, an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans.

         REFERENCE BANK RATE -- The rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the servicer) as of 11:00 A.M., London time, on the day that is one LIBOR Business Day prior to the immediately preceding distribution date to prime banks in the

London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balances of the Class A-6, Class A-15 and Class A-16 Certificates then outstanding.

         SENIOR ACCELERATED DISTRIBUTION PERCENTAGE -- For any distribution date occurring prior to the distribution date in October 2007, 100%. The Senior Accelerated Distribution Percentage for any distribution date occurring after the first five years following the closing date will be as follows:

o for any distribution date during the sixth year after the closing date, the Senior Percentage for that distribution date plus 70% of the Subordinate Percentage for that distribution date;

o for any distribution date during the seventh year after the closing date, the Senior Percentage for that distribution date plus 60% of the Subordinate Percentage for that distribution date;

o for any distribution date during the eighth year after the closing date, the Senior Percentage for that distribution date plus 40% of the Subordinate Percentage for that distribution date;

o for any distribution date during the ninth year after the closing date, the Senior Percentage for that distribution date plus 20% of the Subordinate Percentage for that distribution date; and

o for any distribution date thereafter, the Senior Percentage for that distribution date.

         If on any distribution date the Senior Percentage exceeds the initial Senior Percentage, the Senior Accelerated Distribution Percentage for that distribution date will once again equal 100%.

         Any scheduled reduction to the Senior Accelerated Distribution Percentage shall not be made as of any distribution date if either:

                  (a) (1) (A) the outstanding principal balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is more than 50% or (B) the outstanding principal balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans averaged over the last six months, exceeds 2%; and

                           (2) Realized Losses on the mortgage loans to date for
                  that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date, are more than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates; or

                  (b) (1) the outstanding principal balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans averaged over the last six months, exceeds 4%; and

                           (2) Realized Losses on the mortgage loans to date for
                  that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date, are more than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates.

Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates, other than the Class PO Certificates, to zero, the Senior Accelerated Distribution Percentage will equal 0%.

         SENIOR INTEREST DISTRIBUTION AMOUNT -- With respect to any distribution date, the aggregate amount of Accrued Certificate Interest to be paid to the holders of the Senior Certificates as interest distributions for that distribution date.

         SENIOR PERCENTAGE -- As of each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates, other than the Class PO and the Interest Only Certificates, immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans, other than the Discount Fraction of the Discount Mortgage Loans, immediately prior to that distribution date. The Senior Percentage will initially equal approximately 97.10% and will in no event exceed 100%. The initial Senior Percentage is less than the initial percentage interest in the trust evidenced by the Senior Certificates in the aggregate because that percentage is calculated without regard to either the Certificate Principal Balance of the Class PO Certificates or the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

         SENIOR PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount, and the Principal Only Distribution Amount have been distributed and (b) the sum of:

                  (1) the product of (A) the then-applicable Senior Percentage and (B) the aggregate of the following amounts:

                        o the principal portion of all scheduled monthly payments on the mortgage loans, other than the related Discount Fraction of the principal portion of those payments with respect to each Discount Mortgage Loan, due on the related due date, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each Discount Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                        o the principal portion of all proceeds of the repurchase of a mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of those proceeds with respect to each Discount Mortgage Loan, as required by the pooling and servicing agreement during the preceding calendar month; and

                        o the principal portion of all other unscheduled collections received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (2) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal portion of those unscheduled collections, with respect to each Discount Mortgage Loan;

                  (2) in connection with the Final Disposition of a mortgage loan (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

                        o the then-applicable Senior Percentage of the Stated Principal Balance of the mortgage loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage Loan; and

                        o the then-applicable Senior Accelerated Distribution Percentage of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections, with respect to a Discount Mortgage Loan, included in clause (3) of the definition of Principal Only Distribution Amount;

                  (3) the then-applicable Senior Accelerated Distribution Percentage of the aggregate of all partial mortgagor prepayments made by the respective mortgagors of the mortgage loans during the preceding calendar month and, all full mortgagor prepayments made by the respective mortgagors of the mortgage loans during the related Prepayment Period, other than the related Discount Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan;

                  (4) any Excess Subordinate Principal Amount for that distribution date; and

                  (5) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (1) through (3) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates.

         SUBORDINATE PERCENTAGE -- As of any date of determination, a percentage equal to 100% minus the Senior Percentage as of that date.

         TARGETED PRINCIPAL BALANCE -- With respect to each distribution date and the Class A-9 Certificates, the targeted principal balance set forth for that distribution date for the Class A-9 Certificates in Appendix B hereto.

         TELERATE SCREEN PAGE 3750 -- The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

INTEREST DISTRIBUTIONS

         Holders of each class of Senior Certificates, other than the Principal Only Certificates, will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions.

         Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date after distributions of interest and principal to the Senior Certificates, reimbursements for some Advances to the servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

         The Principal Only Certificates are not entitled to distributions of interest.

         Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment.

         However, with respect to any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full during the period from 16th day to the last day of the preceding calendar month or prepayments in part during the preceding calendar month will be offset by the servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the servicing fee payable to the servicer for its servicing activities with respect to that distribution date. No assurance can be given that the servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         If on any distribution date the Available Distribution Amount is less than the Accrued Certificate Interest on the Senior Certificates for that distribution date, the shortfall will be allocated among the holders of each class of the Senior Certificates, other than the Class PO Certificates, in proportion to the respective amounts of Accrued Certificate Interest on that class for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in clauses (1) through (4) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as required in this prospectus supplement.

         These interest shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls resulting from prepayments.

         The pass-through rates on all classes of offered certificates, other than the Class A-6, Class A-7, Class A-15, Class A-16, Class PO and Class IO Certificates, are fixed and are listed on pages S-6 and S-7 of this prospectus supplement.

         The pass-through rate on the Class A-6 Certificates with respect to the initial Interest Accrual Period is 2.22000% per annum and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.40% (subject to a maximum rate of 8.50% per annum and a minimum rate of 0.40% per annum).

         The pass-through rate on the Class A-7 Certificates with respect to the initial Interest Accrual Period is 6.28000% per annum and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 8.10% minus LIBOR (subject to a maximum rate of 8.10% per annum and a minimum rate of 0.00% per annum).

         The pass-through rate on the Class A-15 Certificates with respect to the initial Interest Accrual Period is 3.3200000% per annum and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 1.50% (subject to a maximum rate of 8.00% per annum and a minimum rate of 1.50% per annum).

         The pass-through rate on the Class A-16 Certificates with respect to the initial Interest Accrual Period is 16.7142857% per annum and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 23.2142857% minus the product of (i) 3.57142857, multiplied by (ii) LIBOR (subject to a maximum rate of 23.2142857% per annum and a minimum rate of 0.00% per annum).

         The pass-through rate on the Class IO Certificates on each distribution date will equal the weighted average, as of the due date in the month preceding the month in which that distribution date occurs, of the pool strip rates on each of the Non-Discount Mortgage Loans in the mortgage pool. The pool strip rate on any mortgage loan is equal to its Net Mortgage Rate minus 6.25%, but not less than 0.00%. As of the cut-off date, the pool strip rates on the Non-Discount Mortgage Loans range between 0.00% and 2.00% per annum. The initial pass-through rate on the Class IO Certificates is approximately 0.3202% per annum.

         The Accrued Certificate Interest allocable to each class of certificates, other than the Class PO Certificates, which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of the Interest Only Certificates, on the related Notional Amount.

DETERMINATION OF LIBOR

         LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described below.

         On each LIBOR Rate Adjustment Date, LIBOR shall be established by the trustee, and as to any Interest Accrual Period, other than the first Interest Accrual Period, will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 of the Bridge Telerate Capital Markets Report as of 11:00 A.M., London time, on the LIBOR Rate Adjustment Date immediately preceding that Interest Accrual Period. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the servicer), the rate will be the Reference Bank Rate. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-6, Class A-15 and Class A-16 Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior distribution date, or, in the case of the first LIBOR Rate Adjustment Date, 1.82000%; provided however, if, under the priorities described above, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index (over which the trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

         The establishment of LIBOR by the trustee and the trustee's subsequent calculation of the pass-through rates applicable to the Variable Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         The holders of the Senior Certificates, other than the Interest Only Certificates, will be entitled to receive on each distribution date, in the priority described below and to the extent of the portion of the Available Distribution Amount remaining after the distribution of the Senior Interest Distribution Amount, a distribution allocable to principal as follows:

         (a) Prior to the occurrence of the Credit Support Depletion Date:

                  (1) an amount equal to the Principal Only Distribution Amount will be distributed to the Class PO Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

                  (2) an amount equal to the Senior Principal Distribution Amount will be distributed sequentially, to the Class R-I Certificates and Class R-II Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero; and

                  (3) an amount equal to the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clause (a)(2) above will be distributed to the Lockout Certificates, in an amount equal to the Lockout Percentage of the Lockout Certificate Share of the aggregate of the collections described in clauses (1), (2), (3) and (5) (to the extent clause (5) relates to clause (1), (2) or (3)) of the definition of Senior Principal Distribution Amount without application of the Senior Percentage and the Senior Accelerated Distribution Percentage, provided that, if the aggregate of the amounts set forth in clauses (1), (2), (3) and (5) (to the extent clause (5) relates to clause (1), (2) or (3)) of the definition of Senior Principal Distribution Amount without application of the Senior Percentage and the Senior Accelerated Distribution Percentage is more than the portion of the Senior Principal Distribution Amount available for distribution under this clause
         (a)(3), the amount paid to the Lockout Certificates pursuant to this clause (a)(3) shall be reduced by an amount equal to the Lockout Certificates' pro rata share, based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Senior Certificates, other than the Class A-7, Class A-10, Class PO, Class IO and Class R Certificates, of that difference;

                  (4) an amount equal to the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clause (a)(3) above will be distributed concurrently as follows:

                           (A) 39.0060640348% of the portion of the Senior
                  Principal Distribution Amount described in clause (a)(4) above in the following order of priority:

                                    (i) first, to the Class A-1 and Class A-2
                           Certificates, pro rata, according to their Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

                                    (ii) second, sequentially to the Class A-3
                           and Class A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero; and

                           (B) 60.9939359652% of the portion of the Senior
                  Principal Distribution Amount described in clause (a)(4) above in the following order of priority:

                                    (i) first, to the Class A-5 and Class A-6
                           Certificates, pro rata, according to their Certificate Principal Balances, until the aggregate Certificate

                           Principal Balance thereof has been reduced to their Aggregate Planned Principal Balance for such distribution date;

                                    (ii) second, to the Class A-8 Certificates,
                           until the Certificate Principal Balance thereof has been reduced to its Planned Principal Balance for such distribution date;

                                    (iii) third, to the Class A-9 Certificates,
                           until the Certificate Principal Balance thereof has been reduced to its Targeted Principal Balance for such distribution date;

                                    (iv)    fourth, concurrently, as follows:

                                            (a) 34.4096421397% of the portion of
                                    the Senior Principal Distribution Amount available for distribution under this clause
                                    (a)(4)(B)(iv), sequentially, to the Class
                                    A-11, Class A-12, Class A-13 and Class A-14
                                    Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero; and

                                            (b) 65.5903578603% of the portion of
                                    the Senior Principal Distribution Amount available for distribution under this clause
                                    (a)(4)(B)(iv) to the Class A-15 and Class
                                    A-16 Certificates, pro rata, according to their Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

                                    (v) fifth, to the Class A-9 Certificates,
                           without regard to its Targeted Principal Balance, until the Certificate Principal Balance thereof has been reduced to zero;

                                    (vi) sixth, to the Class A-5 and Class A-6
                           Certificates, pro rata, according to their Certificate Principal Balances, without regard to their Aggregate Planned Principal Balance, until the Certificate Principal Balances thereof have been reduced to zero;

                                    (vii) seventh, to the Class A-8
                           Certificates, without regard to its Planned Principal Balance, until the Certificate Principal Balance thereof has been reduced to zero; and

                                    (viii) eighth, to the Lockout Certificates
                           until the Certificate Principal Balance of the Lockout Certificates has been reduced to zero.

         (b) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates, other than the Class PO Certificates, will be disregarded. Instead, an amount equal to the Discount Fraction of the principal portion of scheduled and unscheduled payments received or advanced relating to Discount Mortgage Loans will be distributed to the Class PO Certificates, and the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances and the Senior Interest Distribution Amount will be distributed as described under "--Interest Distributions."

         (c) After reduction of the Certificate Principal Balances of the Senior Certificates, other than the Class PO Certificates, to zero but prior to the Credit Support Depletion Date, the Senior Certificates, other than the Class PO Certificates, will be entitled to no further distributions of principal, and the Available Distribution Amount will be paid solely to the holders of the Class PO, Class IO, Class M and Class B Certificates, in each case as described in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS ON THE PAC CERTIFICATES

         There can be no assurance that sufficient funds will be available on any distribution date to reduce the Certificate Principal Balance of the PAC Certificates to their respective Planned Principal Balances or Aggregate Planned Principal Balances, as applicable, for such distribution date, or that distributions thereon will not be made in excess of those amounts for that distribution date.

         The Planned Principal Balances and Aggregate Planned Principal Balances for each distribution date set forth in the table in Appendix A were calculated based on certain assumptions, including the assumption that prepayments on the mortgage loans occur each month at a constant level within the PAC Targeted Range. The performance of the mortgage loans may differ from the assumptions used in determining the Planned Principal Balances of Class A-8 Certificates and the Aggregate Planned Principal Balances of Class A-5 and Class-6 Certificates. The Planned Principal Balances and the Aggregate Planned Principal Balances set forth in the table in Appendix A are final and binding regardless of any error or alleged error in making those calculations.

         There can be no assurance that funds available for distributions of principal in reduction of the Certificate Principal Balances of the PAC Certificates will be sufficient or will not be in excess of amounts needed to reduce the Certificate Principal Balances of the PAC Certificates in accordance with the Planned Principal Balances and the Aggregate Planned Principal Balances for any distribution date. Distributions in reduction of the Certificate Principal Balances of each class of the PAC Certificates may commence significantly earlier or later than the first distribution date shown in the table in Appendix A for that class. Distributions of principal in reduction of the Certificate Principal Balances of each class of the PAC Certificates may end significantly earlier or later than the last distribution date shown in the table in Appendix A for that class. See "Certain Yield and Prepayment Considerations" in this prospectus supplement for a further discussion of the assumptions used to produce the table in Appendix A and the effect of prepayments on the mortgage loans on the rate of payments of principal and on the weighted average life of the PAC Certificates.

PRINCIPAL DISTRIBUTIONS ON THE TAC CERTIFICATES

         There can be no assurance that sufficient funds will be available on any distribution date to reduce the Certificate Principal Balance of the TAC Certificates to its Targeted Principal Balance for such distribution date, or that distributions thereon will not be made in excess of those amounts for that distribution date.

         The Targeted Principal Balances for each distribution date set forth in the table in Appendix B were calculated based on certain assumptions, including the assumption that prepayments on the mortgage loans occur each month at the assumed constant rate. The performance of the mortgage loans may differ from the assumptions used in determining the Targeted Principal Balances. The Targeted Principal Balances set forth in the table in Appendix B are final and binding regardless of any error or alleged error in making those calculations.

         There can be no assurance that funds available for distributions of principal in reduction of the Certificate Principal Balance of the TAC Certificates will be sufficient or will not be in excess of amounts needed to reduce the Certificate Principal Balance of the TAC Certificates to its Targeted Principal Balance for any distribution date. Distributions in reduction of the Certificate Principal Balance of the TAC Certificates may commence significantly earlier or later than the first distribution date shown in the table in

Appendix B. Distributions of principal in reduction of the Certificate Principal Balance of the TAC Certificates may end significantly earlier or later than the last distribution date shown in the table for that class. See "Certain Yield and Prepayment Considerations" in this prospectus supplement for a further discussion of the assumptions used to produce the table in Appendix B and the effect of prepayments on the mortgage loans on the rate of payments of principal and on the weighted average life of the TAC Certificates.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

         Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after:

o the sum of the Senior Interest Distribution Amount, the Principal Only Distribution Amount and the Senior Principal Distribution Amount is distributed;

o reimbursement is made to the servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "Advances";

o the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Class M Certificates having a higher payment priority on that distribution date is distributed to holders of that class of Class M Certificates; and

o the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed to those Class M Certificates;

a distribution allocable to principal in the sum of the following:

                  (a) the product of (A) the then-applicable related Class M Percentage and (B) the aggregate of the following amounts, to the extent not payable to the holders of the Senior Certificates:

                           (1) the principal portion of all scheduled monthly
                  payments on the mortgage loans, other than the related Discount Fraction of the principal portion of those payments with respect to a Discount Mortgage Loan, due on the related due date, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to a Discount Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                           (2) the principal portion of all proceeds of the
                  repurchase of a mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of the proceeds with respect to a Discount Mortgage Loan, as required by the pooling and servicing agreement during the preceding calendar month; and

                           (3) the principal portion of all other unscheduled
                  collections received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (b) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal amount of those unscheduled collections, with respect to a Discount Mortgage Loan;

                  (b) that class' pro rata share, based on the Certificate Principal Balance of each class of Class M Certificates and Class B Certificates then outstanding, of all amounts received in connection with the Final Disposition of a mortgage loan, other than the related Discount Fraction of those amounts with respect to a Discount Mortgage Loan, (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

                  (c) the portion of full and partial mortgagor prepayments, other than the Discount Fraction of those mortgagor prepayments with respect to a Discount Mortgage Loan, made by the respective mortgagors during the preceding calendar month or, in the case of mortgagor prepayments in full, the related Prepayment Period, allocable to that class of Class M Certificates as described in the third succeeding paragraph;

                  (d) if that class is the most senior class of certificates then outstanding, an amount equal to the Excess Subordinate Principal Amount, if any; and

                  (e) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (a) through (c) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of Class M Certificates with a lower payment priority or the Class B Certificates.

         References in this prospectus supplement to "payment priority" of the Class M Certificates refer to a payment priority among those classes of certificates as follows: first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

         As to each class of Class M Certificates, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, on any distribution date, with respect to the class of Class M Certificates outstanding on that distribution date with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date, except in the limited circumstances provided in the pooling and servicing agreement, will not be distributable.

         All mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class M Certificates with the highest payment priority then outstanding and each other class of Class M Certificates and Class B Certificates for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class M-2, Class M-3 or Class B Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto.

         As stated above under "--Principal Distributions on the Senior Certificates," the Senior Accelerated Distribution Percentage will be 100% during the first five years after the closing date, unless the Certificate Principal Balances of the Senior Certificates, other than the Class PO Certificates, are reduced to zero before the end of that five-year period, and will thereafter equal 100% whenever the Senior Percentage exceeds the initial Senior Percentage. Furthermore, the Senior Accelerated Distribution Percentage will exceed the Senior Percentage during the sixth through ninth years following the closing date, and scheduled reductions to the Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans. Accordingly, each class of the Class M Certificates will not be entitled to any mortgagor prepayments for at least the first five years after the closing date, unless the Certificate Principal Balances of the Senior Certificates, other than the Class PO Certificates, have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class M Percentage during certain periods after this five year period.

         See "--Principal Distributions on the Senior Certificates" above in this prospectus supplement.

ALLOCATION OF LOSSES; SUBORDINATION

         The subordination provided to the Senior Certificates by the Class B Certificates and Class M Certificates and the subordination provided to each class of Class M Certificates by the Class B Certificates and by any class of Class M Certificates subordinate thereto will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

o        first, to the Class B Certificates;

o        second, to the Class M-3 Certificates;

o        third, to the Class M-2 Certificates; and

o        fourth, to the Class M-1 Certificates;

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan, to the Class PO Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized Loss until the Certificate Principal Balance of the Class PO Certificates has been reduced to zero, and the remainder of the Realized Losses on the Discount Mortgage Loans and the entire amount of Realized Losses on Non-Discount Mortgage Loans will be allocated among all the remaining classes of Senior Certificates on a pro rata basis.

         Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, and

o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priority to the Senior Certificates described under "--Principal Distributions on the Senior Certificates" and any class of Class M Certificates with a higher payment priority.

         If an amount previously allocated to one or more classes of certificates as a Realized Loss is subsequently recovered, the amount recovered shall be allocated among such classes in the same proportions as the allocation of the related Realized Losses. To the extent any class of certificates to which such Realized Loss was allocated is no longer outstanding, the portion of the recovered amount that would otherwise be allocated to such class of certificates shall be distributed to the persons who were the holders of such class of certificates when its Certificate Principal Balance was reduced to zero.

         As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

         As described in the prospectus, in some circumstances the servicer may permit a servicing modification -- the modification of a defaulted mortgage loan to reduce the applicable mortgage rate or to reduce its outstanding principal amount. Any principal reduction of this type shall constitute a Realized Loss at the time of the reduction, and the amount by which each monthly payment is reduced by any mortgage rate reduction shall constitute a Realized Loss in the month in which each such reduced monthly payment is due. See "Description of the Securities--Servicing and Administration of Loans" in the prospectus.

         Servicing modification reductions shall be allocated when incurred, as provided above, in the same manner as other Realized Losses as described in this prospectus supplement. Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. No servicing modification will have the effect of reducing the mortgage rate below the sum of the servicing fee rate and the pool strip rate as in effect at the cut-off date. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.

         Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the Available Distribution Amount, which distributions shall be made first to the Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination, as that term is defined in this prospectus supplement, until an amount in respect thereof has been actually disbursed to the holders of the Senior Certificates or the Class M Certificates, as applicable.

         The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any Excess Subordinate Principal Amount, or in the case of Principal Only Collection Shortfalls, to the extent of Eligible Funds. Accordingly, the subordination provided to the Senior Certificates, other than the Class PO Certificates, and to each class of Class M Certificates by the respective classes of certificates subordinate thereto with respect to Realized Losses allocated on any distribution date will be effected primarily by increasing the Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining mortgage loans. Because the Discount Fraction of each Discount Mortgage Loan will not change over time, the protection from losses provided to the Class PO Certificates by the Class M Certificates and Class B Certificates is limited to the prior right of the Class PO Certificates to receive distributions in respect of principal as described in this prospectus supplement. Furthermore, principal losses on the mortgage loans that are not covered by subordination will be allocated to the Class PO Certificates only to the extent they occur on a Discount Mortgage Loan and only to the extent of the related Discount Fraction of those losses. The allocation of principal losses on the Discount Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Certificate Principal Balance of the Class PO Certificates. Thus, the Senior Certificates, other than the Class PO Certificates, will bear the entire amount of losses that are not allocated to the Class M Certificates and Class B Certificates, other than the amount allocable to the Class PO Certificates, which losses will be allocated among all classes of Senior Certificates, other than the Class PO Certificates.

         Because the Class PO Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan, on any distribution date, an amount equal to all unpaid Principal Only Collection Shortfalls to the extent of Eligible Funds on that distribution date, shortfalls in distributions of principal on any class of Class M Certificates could occur under some circumstances, even if that class is not the most subordinate class of certificates then outstanding.

         Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination on Non-Discount Mortgage Loans will be allocated on a pro rata basis among the Senior Certificates, other than the Class PO Certificates, Class M Certificates and Class B Certificates. Any Realized Losses so allocated to the Senior Certificates or Class M Certificates will be allocated without priority among the various classes of Senior Certificates, other than the Class PO Certificates, or Class M Certificates. The principal portion of these losses on Discount Mortgage Loans will be allocated to the Class PO Certificates in an amount equal to their related Discount Fraction, and the remainder of the losses on Discount Mortgage Loans will be allocated among the remaining certificates on a pro rata basis.

         An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

         In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, the Principal Only Distribution Amount and the Senior Principal Distribution Amount, on each distribution date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount, the Principal Only Distribution Amount and the Senior Principal Distribution Amount. Similarly, holders of the Class M Certificates have a right to distributions of the Available Distribution Amount prior to the rights of holders of the Class B Certificates, and holders of any class of Class M Certificates with a higher payment priority have a right to distributions of the Available Distribution Amount prior to the rights of holders of any class of Class M Certificates with a lower payment priority.

         The application of the Senior Accelerated Distribution Percentage, when it exceeds the Senior Percentage, to determine the Senior Principal Distribution Amount will accelerate the amortization of the Senior Certificates, other than the Class PO Certificates, in the aggregate relative to the actual amortization of the mortgage loans. The Class PO Certificates will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount Mortgage Loan. To the extent that the Senior Certificates in the aggregate, other than the Class PO Certificates, are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates, the percentage interest evidenced by the Senior Certificates in the trust will be decreased, with a corresponding increase in the interest in the trust evidenced by the Class M and Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Class M Certificates and Class B Certificates collectively. In addition, if losses on the mortgage loans exceed the amounts described in this prospectus supplement in the definition of Senior Accelerated Distribution Percentage in "-Glossary of Terms" above, a greater percentage of full and partial mortgagor prepayments will be allocated to the Senior Certificates in the aggregate, other than the Class PO Certificates and the Interest Only Certificates, than would otherwise be the case, thereby accelerating the amortization of the Senior Certificates relative to the Class M and Class B Certificates.

         The priority of payments, including principal prepayments, among the Class M Certificates, as described in this prospectus supplement, also has the effect during some periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the Class M Certificates by the Class B Certificates and any class of Class M Certificates with a lower payment priority.

         The Special Hazard Amount shall initially be equal to $3,251,230. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $3,251,230 less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses and (B) the adjustment amount. The adjustment amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

         The Fraud Loss Amount shall initially be equal to $6,502,460. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal
(X) prior to the third anniversary of the cut-off date an amount equal to 1.00% of the aggregate principal balance of all of the mortgage loans as of the cut-off date minus the aggregate amounts allocated through subordination with respect to Fraud Losses up to that date of determination and (Y) from the third to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) 0.50% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date minus (2) the aggregate amounts allocated through subordination with respect to Fraud Losses since the most recent anniversary of the cut-off date up to that date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through subordination.

         The Bankruptcy Amount will initially be equal to $120,000. As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class M Certificates or Class B Certificates through subordination since that anniversary.

         Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the servicer has notified the trustee in writing that:

         O the servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

         O        either:

                  O the related mortgage loan is not in default with regard to payments due thereunder; or

                  O delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the servicer.

The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the prospectus under "Description of Credit Enhancement--Subordination."

ADVANCES

         Prior to each distribution date, the servicer is required to make Advances which were due on the mortgage loans on the immediately preceding due date and delinquent on the business day next preceding the related determination date.

         These Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Class B Certificates or Class M Certificates. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

         All Advances will be reimbursable to the servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class B Certificates or Class M Certificates; provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the servicer out of any funds in the Custodial Account prior to distributions on any of the certificates and the amount of those losses will be allocated as described in this prospectus supplement. Any servicing fees that have not been paid to the servicer with respect to a liquidated mortgage loan will be paid to the servicer out of Insurance Proceeds and Liquidation Proceeds from that liquidated mortgage loan from amounts otherwise distributable to certificateholders.

         In addition, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero, any Advances previously made which are deemed by the servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the servicer out of any funds in the Custodial Account prior to distributions on the Senior Certificates. The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the Class B Certificates or any class of Class M Certificates having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates, except as provided above, to the extent of the amounts otherwise distributable to them.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. Most of the mortgage loans contain due-on-sale clauses. In addition, the rate of prepayments of the mortgage loans and the yield to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations," no assurance can be given as to the rate or the timing of principal payments on the offered certificates.

         As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Class M Certificates" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans will be allocated among the Senior Certificates, other than the Lockout Certificates, the Class PO Certificates and the Interest Only Certificates, and during specified periods no principal prepayments or, relative to the related Class M Percentage, a disproportionately small portion of principal prepayments on the mortgage loans will be distributed to the Lockout Certificates and to each class of Class M Certificates. In addition to the foregoing, if on any distribution date, the loss level established for the Class M-2 Certificates or Class M-3 Certificates is exceeded and a class of Class M Certificates having a higher payment priority is then outstanding, the Class M-2 Certificates or Class M-3 Certificates, as the case may be, will not receive distributions relating to principal prepayments on that distribution date. Furthermore, if the Certificate Principal Balances of the Senior Certificates, other than the Lockout Certificates and the Class PO Certificates, have been reduced to zero, the Lockout Certificates may, under some circumstances, receive all mortgagor prepayments made during the preceding calendar month to the extent not paid to the Class PO Certificates.

         Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the prospectus.

         The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. While the depositor expects that the servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement and "Description of the Securities--Assignment of Loans" in the prospectus.

         Because the mortgage rates on the mortgage loans and the pass-through rates on the offered certificates, other than the Variable Rate Certificates and the Class IO Certificates, are fixed, these rates will not change in response to changes in market interest rates. Variable Rate Certificates have pass-through rates that adjust based on the level of LIBOR. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. The pass-through rate on the Class IO Certificates is based on the weighted average of the pool strip rates on the Non-Discount Mortgage Loans and such pool strip rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Class IO Certificates were to rise, the market value of the Class IO Certificates may decline.

         As described under "Description of the Certificates--Allocation of Losses; Subordination" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Senior Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to some mortgagor delinquencies, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. Additionally, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates are reduced to zero, delinquencies on the mortgage loans to the extent not covered by Advances will affect the yield to investors on the Senior Certificates. Furthermore, the Class PO Certificates will share in the principal portion of Realized Losses on the mortgage loans not covered by subordination, only to the extent that they are incurred with respect to Discount Mortgage Loans and only to the extent of the related Discount Fraction. Thus, after the Class B Certificates and the Class M Certificates are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Certificates, other than the Class PO Certificates, may be affected to a greater extent by losses on Non-Discount Mortgage Loans than losses on Discount Mortgage Loans. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if it delays the scheduled reduction of the Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

         The periodic increase in interest paid by the mortgagor of a Buy-Down Loan may increase the risk of default with respect to the related mortgage loan. See "Trust Asset Program--Underwriting Standards" and "Yield Considerations" in the prospectus.

         The amount of interest otherwise payable to holders of the offered certificates will be reduced by any interest shortfalls to the extent not covered by subordination or the servicer, including Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the servicer or otherwise, except as described in this prospectus supplement with respect to some Prepayment Interest Shortfalls. See "Yield Considerations" in the prospectus and "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the offered certificates and possible shortfalls in the collection of interest.

         The yield to investors in the offered certificates will be affected by Prepayment Interest Shortfalls with respect to mortgagor prepayments made in the month preceding any distribution date, or in the case of prepayments in full, during the related Prepayment Period, to the extent that those shortfalls exceed the amount offset by the servicer. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

         In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         SEQUENTIALLY PAYING CERTIFICATES: The Senior Certificates, other than the Class PO Certificates and Interest Only Certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment, including the Lockout Certificates, will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

         PAC CERTIFICATES: The PAC Certificates have been structured so that principal distributions generally will be made thereon in the amounts determined by using the table in Appendix A to this prospectus supplement, assuming that prepayments on the mortgage loans occur each month at a constant level within the PAC Targeted Range, and based on certain other assumptions.

         There can be no assurance that funds available for distribution of principal on the PAC Certificates will result in the Certificate Principal Balances of the PAC Certificates equaling the Planned Principal Balance for the Class A-8 Certificates or the Aggregate Planned Principal Balance for the Class A-5 and Class A-6 Certificates for any distribution date. To the extent that prepayments occur at a level below the PAC Targeted Range, the funds available for principal distributions on the PAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balances of the PAC Certificates to the applicable Planned Principal Balance or Aggregate Planned Principal Balance for that distribution date, and the weighted average life of the PAC Certificates may be extended. Conversely, to the extent that prepayments occur at a level above the PAC Targeted Range, the Certificate Principal Balances of the PAC Certificates may be reduced below the applicable Planned Principal Balance or Aggregate Planned Principal Balance for that distribution date, and the weighted average life of the PAC Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is within the PAC Targeted Range, will not ensure the distribution on the PAC Certificates of an amount that will result in the Certificate Principal Balances of the PAC Certificates equaling the applicable Planned Principal Balance or Aggregate Planned Principal Balance on any distribution date because the balance of the related Senior Principal Distribution Amount remaining after distributions on the PAC Certificates will be distributed on each distribution date and therefore will not be available for distributions on the PAC Certificates on later distribution dates.

         It is very unlikely that the mortgage loans will prepay at any particular constant rate. Furthermore, the Planned Principal Balances and Aggregate Planned Principal Balances were calculated based on certain assumptions which may differ from the actual performance of the mortgage loans. The actual prepayment rates that will result in the Certificate Principal Balances of the PAC Certificates equaling the applicable Planned Principal Balances or Aggregate Planned Principal Balances may differ from the rates used to calculate those amounts. The prepayment rates that will result in the Certificate Principal Balances of the PAC Certificates equaling those amounts may vary over time as a result of the actual prepayment experience of the mortgage loans. Moreover, because the Planned Principal Balances and Aggregate Planned Principal Balances were calculated using certain assumptions regarding the mortgage loans, the actual prepayment behavior of the individual mortgage loans could be such that the amount available for distributions of principal in reduction of the Certificate Principal Balances of the PAC Certificates may not result in the Certificate Principal Balances thereof equaling the applicable Planned Principal Balances and Aggregate Planned Principal Balances even if prepayments were at a constant rate within the PAC Targeted Range.

         TAC CERTIFICATES: The TAC Certificates have been structured so that principal distributions generally will be made thereon in the amounts determined by using the table in Appendix B to this prospectus supplement, assuming that prepayments on the mortgage loans occur each month at the assumed constant rate of 185% of the prepayment assumption on the mortgage loans, and based on certain other assumptions.

         There can be no assurance that funds available for distribution of principal on the TAC Certificates will result in the Certificate Principal Balance thereof equaling its Targeted Principal Balance for any distribution date. To the extent that prepayments occur at a rate slower than the assumed rate, the funds available for principal distributions on the TAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance of the TAC Certificates to its Targeted Principal Balance for that distribution date, and the weighted average life of the TAC Certificates may be extended. Conversely, to the extent that prepayments occur at a rate faster than the assumed rate, the Certificate Principal Balance of the TAC Certificates may be reduced below the Targeted Principal Balance for that distribution date and the weighted average life of the TAC Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is at the assumed rate, will not ensure the distribution on the TAC Certificates of an amount that will result in the Certificate Principal Balance thereof equaling the Targeted Principal Balance on any distribution date because the balance of the related Senior Principal Distribution Amount remaining after distributions on the TAC Certificates will be distributed on each distribution date and therefore will not be available for distributions on the TAC Certificates on later distribution dates.

         It is very unlikely that the mortgage loans will prepay at the assumed constant rate of 185% of the prepayment assumption on the mortgage loans. Furthermore, the Targeted Principal Balances were calculated based on certain assumptions which may differ from the actual performance of the mortgage loans. The actual prepayment rates that will result in the Certificate Principal Balance of the TAC Certificates equaling the applicable Targeted Principal Balance may differ from the rates used to calculate those amounts. The prepayment rates that will result in the Certificate Principal Balance of the TAC Certificates equaling those amounts may vary over time as a result of the actual prepayment experience of the mortgage loans. Moreover, because the Targeted Principal Balances were calculated using certain assumptions regarding the mortgage loans, the actual prepayment behavior of the individual mortgage loans could be such that the amount available for distributions of principal in reduction of the Certificate Principal Balance of the TAC Certificates may not result in the Certificate Principal Balance thereof equaling the Targeted Principal Balance for any distribution date even if prepayments were at the assumed rate.

         LOCKOUT CERTIFICATES: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any distributions of principal payments until the distribution date occurring in October 2007 and will receive only a disproportionately small portion of principal payments until the distribution date occurring in October 2011, unless the Certificate Principal Balances of the Senior Certificates, other than the Lockout Certificates and the Class PO Certificates, have been reduced to zero, the weighted average life of the Lockout Certificates will be longer than would otherwise be the case. The effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Senior Certificates entitled to their share of distributions of principal payments during this period.

         COMPANION CERTIFICATES: Prior to the Credit Support Depletion Date, the Companion Certificates will receive monthly principal distributions only from the amount of Senior Principal Distribution Amount remaining after the application of the amounts necessary to reduce the Certificate Principal Balance of the TAC Certificates to the applicable Targeted Principal Balance for any distribution date and the Certificate Principal Balances of the PAC Certificates to the applicable Planned Principal Balance or Aggregate Planned Principal Balance for any distribution date in accordance with the priorities set forth in "Description of the Certificates--Principal Distributions on the Senior Certificates" above. Furthermore, prior to the Credit Support Depletion Date, the Companion Certificates will receive the entire Senior Principal Distribution Amount remaining after the distribution of such amounts to the TAC Certificates and the PAC Certificates in accordance with the priorities referenced in the preceding sentence until the Certificate Principal Balances of each class of the Companion Certificates has been reduced to zero. The weighted average life of each class of the Companion Certificates will be particularly sensitive to prepayments on the mortgage loans to the extent that prepayments occur at a rate faster than an assumed constant rate of 185% of the prepayment assumption or faster than the PAC Targeted Range. Due to the companion nature of the Companion Certificates, those certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their needs.

         CERTIFICATES WITH SUBORDINATION FEATURES: After the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class M Certificates. See "--Class M-2 and Class M-3 Certificate Yield Considerations" below. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

         ASSUMED FINAL DISTRIBUTION DATE: The assumed final distribution date with respect to each class of the offered certificates is October 25, 2032, which is the distribution date in the month immediately following the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

         WEIGHTED AVERAGE LIFE: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security assuming no losses. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the prepayment speed assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% of the prepayment speed assumption, or PSA, assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the tables below, "0% PSA" assumes prepayment rates equal to 0% of PSA, or no prepayments. Correspondingly, "100% PSA" and "300% PSA" assumes prepayment rates equal to 100% of PSA and 300% of PSA, respectively, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust.

         The tables that begin on page S-67 have been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The tables assume, among other things, that:

         (1) as of the date of issuance of the offered certificates, the mortgage loans will be grouped into two pools and will have the following characteristics:


                                                                NET           REMAINING
                  POOL       BALANCE     MORTGAGE RATE     MORTGAGE RATE         TERM      SEASONING
                  ----   -------------   ---------------   ----------------   ----------   ---------
                    1    $  35,193,575    6.36531614366%     6.11531614366%      356           2

                    2    $ 615,052,013    6.82015410849%     6.57015410849%      355           2


         (2) the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

         (3) the sellers or GMACM will not repurchase any mortgage loan, as described under "Description of the
                  Securities--Representations with Respect to Loans," "--Repurchases of Loans" and "Description of the Securities--Assignment of Loans" in the prospectus, and the servicer does not exercise any option to purchase the mortgage loans and thereby cause a termination of the trust;

         (4) there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the tables;

         (5) there is no Prepayment Interest Shortfall or any other interest shortfall in any month;

         (6) payments on the certificates will be received on the 25th day of each month, commencing in October 2002;

         (7)      payments on the mortgage loans earn no reinvestment return;

         (8) there are no additional ongoing trust expenses payable out of the trust other than the servicing fee; and

         (9)      the certificates will be purchased on September 26, 2002.

Clauses (1) through (9) above are collectively referred to as the structuring assumptions.

         The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of PSA until maturity or that all of the mortgage loans will prepay at the same level of PSA. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

         In accordance with the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of offered certificates, other than the Interest Only Certificates and Class R Certificates, and set forth the percentages of the initial Certificate Principal Balance of each class of offered certificates that would be outstanding after each of the distribution dates at the various percentages of PSA shown.

  PERCENTAGE OF INITIAL CLASS A-1 AND CLASS A-2 CERTIFICATE PRINCIPAL BALANCES

DISTRIBUTION DATE                         PERCENTAGE OF BALANCE
---------------------------------   ---------------------------------
                     PSA             0%     100%   300%   400%   500%
---------------------------------   ---     ----   ----   ----   ----
Initial..........................   100     100    100    100    100
September 2003...................    99      96     91     89     87
September 2004...................    97      89     74     67     60
September 2005...................    95      80     53     41     30
September 2006...................    93      72     36     21      9
September 2007...................    92      63     21     6       0
September 2008...................    90      56     11     0       0
September 2009...................    87      50      3     0       0
September 2010...................    85      44      0     0       0
September 2011...................    83      38      0     0       0
September 2012...................    81      33      0     0       0
September 2013...................    78      29      0     0       0
September 2014...................    75      25      0     0       0
September 2015...................    72      20      0     0       0
September 2016...................    69      17      0     0       0
September 2017...................    66      13      0     0       0
September 2018...................    62      10      0     0       0
September 2019...................    58       7      0     0       0
September 2020...................    54       4      0     0       0
September 2021...................    50       1      0     0       0
September 2022...................    45       0      0     0       0
September 2023...................    40       0      0     0       0
September 2024...................    35       0      0     0       0
September 2025...................    29       0      0     0       0
September 2026...................    23       0      0     0       0
September 2027...................    16       0      0     0       0
September 2028...................     9       0      0     0       0
September 2029...................     1       0      0     0       0
September 2030...................     0       0      0     0       0
September 2031...................     0       0      0     0       0
September 2032...................     0       0      0     0       0
Weighted Average Life (years)....   17.37   7.99   3.43   2.77   2.38

o        All percentages listed in the table above are rounded to the nearest
         1%.

o The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTIC AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

          PERCENTAGE OF INITIAL CLASS A-3 CERTIFICATE PRINCIPAL BALANCE

DISTRIBUTION DATE                         PERCENTAGE OF BALANCE
---------------------------------   ---------------------------------
             PSA                     0%     100%   300%   400%   500%
---------------------------------   ---     ----   ----   ----   ----

Initial..........................   100      100    100    100    100
September 2003...................   100      100    100    100    100
September 2004...................   100      100    100    100    100
September 2005...................   100      100    100    100    100
September 2006...................   100      100    100    100    100
September 2007...................   100      100    100    100     69
September 2008...................   100      100    100     81     26
September 2009...................   100      100    100     46     1
September 2010...................   100      100    85      25     0
September 2011...................   100      100    64      14     0
September 2012...................   100      100    50      8      0
September 2013...................   100      100    38      3      0
September 2014...................   100      100    28      *      0
September 2015...................   100      100    21      0      0
September 2016...................   100      100    15      0      0
September 2017...................   100      100    10      0      0
September 2018...................   100      100     6      0      0
September 2019...................   100      100     2      0      0
September 2020...................   100      100     0      0      0
September 2021...................   100      100     0      0      0
September 2022...................   100      90      0      0      0
September 2023...................   100      77      0      0      0
September 2024...................   100      65      0      0      0
September 2025...................   100      53      0      0      0
September 2026...................   100      42      0      0      0
September 2027...................   100      32      0      0      0
September 2028...................   100      22      0      0      0
September 2029...................   100      13      0      0      0
September 2030...................    64       4      0      0      0
September 2031...................    19       0      0      0      0
September 2032...................    0        0      0      0      0
Weighted Average Life (years)....  28.35    23.51  10.73   7.35   5.55

o        All percentages listed in the table above are rounded to the nearest
         1%.

o Use of a "*" in the table above denotes a value that is less than 0.50% but greater than 0.

o The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTIC AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

          PERCENTAGE OF INITIAL CLASS A-4 CERTIFICATE PRINCIPAL BALANCE

DISTRIBUTION DATE                         PERCENTAGE OF BALANCE
---------------------------------   ---------------------------------
             PSA                     0%     100%   300%   400%   500%
---------------------------------   ---     ----   ----   ----   ----
Initial..........................   100      100    100    100    100
September 2003...................   100      100    100    100    100
September 2004...................   100      100    100    100    100
September 2005...................   100      100    100    100    100
September 2006...................   100      100    100    100    100
September 2007...................   100      100    100    100    100
September 2008...................   100      100    100    100    100
September 2009...................   100      100    100    100    100
September 2010...................   100      100    100    100     0
September 2011...................   100      100    100    100     0
September 2012...................   100      100    100    100     0
September 2013...................   100      100    100    100     0
September 2014...................   100      100    100    100     0
September 2015...................   100      100    100     76     0
September 2016...................   100      100    100     56     0
September 2017...................   100      100    100     41     0
September 2018...................   100      100    100     30     0
September 2019...................   100      100    100     21     0
September 2020...................   100      100    99      15     0
September 2021...................   100      100    76      11     0
September 2022...................   100      100    58      8      0
September 2023...................   100      100    44      6      0
September 2024...................   100      100    33      4      0
September 2025...................   100      100    24      3      0
September 2026...................   100      100    17      2      0
September 2027...................   100      100    12      1      0
September 2028...................   100      100     8      1      0
September 2029...................   100      100     5      *      0
September 2030...................   100      100     3      *      0
September 2031...................   100      52      1      *      0
September 2032...................    0        0      0      0      0
Weighted Average Life (years)....  29.53    29.06  21.33  15.26  7.47

o        All percentages listed in the table above are rounded to the nearest
         1%.

o Use of a "*" in the table above denotes a value that is less than 0.50% but greater than 0.

o The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTIC AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

  PERCENTAGE OF INITIAL CLASS A-5 AND CLASS A-6 CERTIFICATE PRINCIPAL BALANCES

DISTRIBUTION DATE                         PERCENTAGE OF BALANCE
---------------------------------   ---------------------------------
             PSA                     0%     100%   300%   400%   500%
---------------------------------   ---     ----   ----   ----   ----

Initial..........................   100      100    100    100    100
September 2003...................    98       94     93     93     93
September 2004...................    95       83     80     80     80
September 2005...................    93       69     63     63     63
September 2006...................    90       55     47     47     39
September 2007...................    87       42     32     32     16
September 2008...................    83       31     20     20      3
September 2009...................    80       20      9     9       0
September 2010...................    77       11      3     3       0
September 2011...................    73        2      0     0       0
September 2012...................    69        0      0     0       0
September 2013...................    65        0      0     0       0
September 2014...................    61        0      0     0       0
September 2015...................    56        0      0     0       0
September 2016...................    51        0      0     0       0
September 2017...................    46        0      0     0       0
September 2018...................    40        0      0     0       0
September 2019...................    34        0      0     0       0
September 2020...................    28        0      0     0       0
September 2021...................    21        0      0     0       0
September 2022...................    13        0      0     0       0
September 2023...................     5        0      0     0       0
September 2024...................     0        0      0     0       0
September 2025...................     0        0      0     0       0
September 2026...................     0        0      0     0       0
September 2027...................     0        0      0     0       0
September 2028...................     0        0      0     0       0
September 2029...................     0        0      0     0       0
September 2030...................     0        0      0     0       0
September 2031...................     0        0      0     0       0
September 2032...................     0        0      0     0       0
Weighted Average Life (years)....   13.18    4.60   4.00   4.00   3.48

o        All percentages listed in the table above are rounded to the nearest
         1%.

o The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTIC AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

          PERCENTAGE OF INITIAL CLASS A-8 CERTIFICATE PRINCIPAL BALANCE

DISTRIBUTION DATE                         PERCENTAGE OF BALANCE
---------------------------------   ---------------------------------
             PSA                     0%     100%   300%   400%   500%
---------------------------------   ---     ----   ----   ----   ----

Initial..........................   100      100    100    100    100
September 2003...................   100      100    100    100    100
September 2004...................   100      100    100    100    100
September 2005...................   100      100    100    100    100
September 2006...................   100      100    100    100    100
September 2007...................   100      100    100    100    100
September 2008...................   100      100    100    100    100
September 2009...................   100      100    100    100     39
September 2010...................   100      100    100    100     0
September 2011...................   100      100    89     89      0
September 2012...................   100      66     66     66      0
September 2013...................   100      49     49     49      0
September 2014...................   100      36     36     36      0
September 2015...................   100      27     27     27      0
September 2016...................   100      20     20     20      0
September 2017...................   100      14     14     14      0
September 2018...................   100      10     10     10      0
September 2019...................   100       8      8      8      0
September 2020...................   100       5      5      5      0
September 2021...................   100       4      4      4      0
September 2022...................   100       3      3      3      0
September 2023...................   100       2      2      2      0
September 2024...................   56        1      1      1      0
September 2025...................    1        1      1      1      0
September 2026...................    1        1      1      1      0
September 2027...................    *        *      *      *      0
September 2028...................    *        *      *      *      0
September 2029...................    *        *      *      *      0
September 2030...................    *        *      *      *      0
September 2031...................    *        *      *      *      0
September 2032...................    0        0      0      0      0
Weighted Average Life (years)....  22.11    11.99  11.91  11.91   6.97

o        All percentages listed in the table above are rounded to the nearest
         1%.

o Use of a "*" in the table above denotes a value that is less than 0.50% but greater than 0.

o The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTIC AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

          PERCENTAGE OF INITIAL CLASS A-9 CERTIFICATE PRINCIPAL BALANCE

DISTRIBUTION DATE                         PERCENTAGE OF BALANCE
---------------------------------   ---------------------------------
             PSA                     0%     100%   300%   400%   500%
---------------------------------   ---     ----   ----   ----   ----

Initial..........................   100      100    100    100    100
September 2003...................   100      100     91     91     91
September 2004...................   100      100     70     70     70
September 2005...................   100      100     44     44     41
September 2006...................   100      100     24     24     0
September 2007...................   100      100      9      9     0
September 2008...................   100      100      0      0     0
September 2009...................   100      100      0      0     0
September 2010...................   100      100      0      0     0
September 2011...................   100      100      0      0     0
September 2012...................   100      88       0      0     0
September 2013...................   100      64       0      0     0
September 2014...................   100      40       0      0     0
September 2015...................   100      16       0      0     0
September 2016...................   100       0       0      0     0
September 2017...................   100       0       0      0     0
September 2018...................   100       0       0      0     0
September 2019...................   100       0       0      0     0
September 2020...................   100       0       0      0     0
September 2021...................   100       0       0      0     0
September 2022...................   100       0       0      0     0
September 2023...................   100       0       0      0     0
September 2024...................   100       0       0      0     0
September 2025...................   80        0       0      0     0
September 2026...................   39        0       0      0     0
September 2027...................    0        0       0      0     0
September 2028...................    0        0       0      0     0
September 2029...................    0        0       0      0     0
September 2030...................    0        0       0      0     0
September 2031...................    0        0       0      0     0
September 2032...................    0        0       0      0     0
Weighted Average Life (years)....  23.75    11.62   2.91   2.91   2.47

o        All percentages listed in the table above are rounded to the nearest
         1%.

o The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTIC AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         PERCENTAGE OF INITIAL CLASS A-11 CERTIFICATE PRINCIPAL BALANCE

DISTRIBUTION DATE                         PERCENTAGE OF BALANCE
---------------------------------   ---------------------------------
             PSA                     0%     100%   300%   400%   500%
---------------------------------   ---     ----   ----   ----   ----

Initial..........................   100      100    100    100    100
September 2003...................   100      100     89     79     69
September 2004...................   100      100     65     35     5
September 2005...................   100      100     38      0     0
September 2006...................   100      100     20      0     0
September 2007...................   100      100      9      0     0
September 2008...................   100      100      4      0     0
September 2009...................   100      100      0      0     0
September 2010...................   100      100      0      0     0
September 2011...................   100      100      0      0     0
September 2012...................   100      100      0      0     0
September 2013...................   100      100      0      0     0
September 2014...................   100      100      0      0     0
September 2015...................   100      100      0      0     0
September 2016...................   100      96       0      0     0
September 2017...................   100      82       0      0     0
September 2018...................   100      69       0      0     0
September 2019...................   100      56       0      0     0
September 2020...................   100      44       0      0     0
September 2021...................   100      33       0      0     0
September 2022...................   100      22       0      0     0
September 2023...................   100      12       0      0     0
September 2024...................   100       2       0      0     0
September 2025...................   100       0       0      0     0
September 2026...................   100       0       0      0     0
September 2027...................   97        0       0      0     0
September 2028...................   67        0       0      0     0
September 2029...................   36        0       0      0     0
September 2030...................    3        0       0      0     0
September 2031...................    0        0       0      0     0
September 2032...................    0        0       0      0     0
Weighted Average Life (years)....  26.57    17.71   2.78   1.66   1.31

o        All percentages listed in the table above are rounded to the nearest
         1%.

o The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTIC AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         PERCENTAGE OF INITIAL CLASS A-12 CERTIFICATE PRINCIPAL BALANCE

DISTRIBUTION DATE                         PERCENTAGE OF BALANCE
---------------------------------   ---------------------------------
             PSA                     0%     100%   300%   400%   500%
---------------------------------   ---     ----   ----   ----   ----

Initial..........................   100      100    100    100    100
September 2003...................   100      100    100    100    100
September 2004...................   100      100    100    100    100
September 2005...................   100      100    100    15      0
September 2006...................   100      100    100     0      0
September 2007...................   100      100    100     0      0
September 2008...................   100      100    100     0      0
September 2009...................   100      100    92      0      0
September 2010...................   100      100    42      0      0
September 2011...................   100      100     0      0      0
September 2012...................   100      100     0      0      0
September 2013...................   100      100     0      0      0
September 2014...................   100      100     0      0      0
September 2015...................   100      100     0      0      0
September 2016...................   100      100     0      0      0
September 2017...................   100      100     0      0      0
September 2018...................   100      100     0      0      0
September 2019...................   100      100     0      0      0
September 2020...................   100      100     0      0      0
September 2021...................   100      100     0      0      0
September 2022...................   100      100     0      0      0
September 2023...................   100      100     0      0      0
September 2024...................   100      100     0      0      0
September 2025...................   100      53      0      0      0
September 2026...................   100       0      0      0      0
September 2027...................   100       0      0      0      0
September 2028...................   100       0      0      0      0
September 2029...................   100       0      0      0      0
September 2030...................   100       0      0      0      0
September 2031...................    0        0      0      0      0
September 2032...................    0        0      0      0      0
Weighted Average Life (years)....  28.31    23.09  7.86   2.91    2.21

o        All percentages listed in the table above are rounded to the nearest
         1%.

o The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTIC AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         PERCENTAGE OF INITIAL CLASS A-13 CERTIFICATE PRINCIPAL BALANCE

DISTRIBUTION DATE                         PERCENTAGE OF BALANCE
---------------------------------   ---------------------------------
             PSA                     0%     100%   300%   400%   500%
---------------------------------   ---     ----   ----   ----   ----

Initial..........................   100      100    100    100    100
September 2003...................   100      100    100    100    100
September 2004...................   100      100    100    100    100
September 2005...................   100      100    100    100     0
September 2006...................   100      100    100     0      0
September 2007...................   100      100    100     0      0
September 2008...................   100      100    100     0      0
September 2009...................   100      100    100     0      0
September 2010...................   100      100    100     0      0
September 2011...................   100      100    83      0      0
September 2012...................   100      100     8      0      0
September 2013...................   100      100     0      0      0
September 2014...................   100      100     0      0      0
September 2015...................   100      100     0      0      0
September 2016...................   100      100     0      0      0
September 2017...................   100      100     0      0      0
September 2018...................   100      100     0      0      0
September 2019...................   100      100     0      0      0
September 2020...................   100      100     0      0      0
September 2021...................   100      100     0      0      0
September 2022...................   100      100     0      0      0
September 2023...................   100      100     0      0      0
September 2024...................   100      100     0      0      0
September 2025...................   100      100     0      0      0
September 2026...................   100      87      0      0      0
September 2027...................   100       0      0      0      0
September 2028...................   100       0      0      0      0
September 2029...................   100       0      0      0      0
September 2030...................   100       0      0      0      0
September 2031...................    0        0      0      0      0
September 2032...................    0        0      0      0      0
Weighted Average Life (years)....  28.64    24.45  9.47   3.23    2.37

o        All percentages listed in the table above are rounded to the nearest
         1%.

o The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTIC AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         PERCENTAGE OF INITIAL CLASS A-14 CERTIFICATE PRINCIPAL BALANCE

DISTRIBUTION DATE                         PERCENTAGE OF BALANCE
---------------------------------   ---------------------------------
             PSA                     0%     100%   300%   400%   500%
---------------------------------   ---     ----   ----   ----   ----

Initial..........................   100      100    100    100    100
September 2003...................   100      100    100    100    100
September 2004...................   100      100    100    100    100
September 2005...................   100      100    100    100     0
September 2006...................   100      100    100    48      0
September 2007...................   100      100    100     5      0
September 2008...................   100      100    100     *      0
September 2009...................   100      100    100     *      0
September 2010...................   100      100    100     *      0
September 2011...................   100      100    100     *      0
September 2012...................   100      100    100     *      0
September 2013...................   100      100    84      *      0
September 2014...................   100      100    69      *      0
September 2015...................   100      100    56      *      0
September 2016...................   100      100    45      *      0
September 2017...................   100      100    37      *      0
September 2018...................   100      100    29      *      0
September 2019...................   100      100    23      *      0
September 2020...................   100      100    18      *      0
September 2021...................   100      100    14      *      0
September 2022...................   100      100    11      *      0
September 2023...................   100      100     9      *      0
September 2024...................   100      100     6      *      0
September 2025...................   100      100     5      *      0
September 2026...................   100      100     3      *      0
September 2027...................   100      100     2      *      0
September 2028...................   100      76      2      *      0
September 2029...................   100      53      1      *      0
September 2030...................   100      32      1      *      0
September 2031...................   69       11      *      *      0
September 2032...................    0        0      0      0      0
Weighted Average Life (years)....  29.20    27.22  14.69  4.10    2.70

o        All percentages listed in the table above are rounded to the nearest
         1%.

o Use of a "*" in the table above denotes a value that is less than 0.50% but greater than 0.

o The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTIC AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

    PERCENTAGE OF INITIAL CLASS A-15 AND A-16 CERTIFICATE PRINCIPAL BALANCES

DISTRIBUTION DATE                         PERCENTAGE OF BALANCE
---------------------------------   ---------------------------------
             PSA                     0%     100%   300%   400%   500%
---------------------------------   ---     ----   ----   ----   ----

Initial..........................   100      100    100    100    100
September 2003...................   100      100    93     87      80
September 2004...................   100      100    77     58      39
September 2005...................   100      100    60     28      0
September 2006...................   100      100    48     10      0
September 2007...................   100      100    41      1      0
September 2008...................   100      100    39      *      0
September 2009...................   100      100    35      *      0
September 2010...................   100      100    30      *      0
September 2011...................   100      100    26      *      0
September 2012...................   100      100    21      *      0
September 2013...................   100      100    17      *      0
September 2014...................   100      100    14      *      0
September 2015...................   100      100    12      *      0
September 2016...................   100      97      9      *      0
September 2017...................   100      88      8      *      0
September 2018...................   100      80      6      *      0
September 2019...................   100      72      5      *      0
September 2020...................   100      64      4      *      0
September 2021...................   100      57      3      *      0
September 2022...................   100      50      2      *      0
September 2023...................   100      43      2      *      0
September 2024...................   100      37      1      *      0
September 2025...................   100      31      1      *      0
September 2026...................   100      26      1      *      0
September 2027...................   98       21      1      *      0
September 2028...................   79       16      *      *      0
September 2029...................   59       11      *      *      0
September 2030...................   37        7      *      *      0
September 2031...................   14        2      *      *      0
September 2032...................    0        0      0      0      0
Weighted Average Life (years)....  27.40    20.57  6.11   2.37    1.75

o        All percentages listed in the table above are rounded to the nearest
         1%.

o Use of a "*" in the table above denotes a value that is less than 0.50% but greater than 0.

o The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTIC AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         PERCENTAGE OF INITIAL CLASS A-17 CERTIFICATE PRINCIPAL BALANCE

DISTRIBUTION DATE                         PERCENTAGE OF BALANCE
---------------------------------   ---------------------------------
             PSA                     0%     100%   300%   400%   500%
---------------------------------   ---     ----   ----   ----   ----

Initial..........................   100      100    100    100    100
September 2003...................   100      100    100    100    100
September 2004...................   100      100    100    100    100
September 2005...................   100      100    100    100    100
September 2006...................   100      100    100    100    100
September 2007...................   100      100    100    100    100
September 2008...................   100      98     94     92      90
September 2009...................   99       95     86     82      77
September 2010...................   98       90     76     69      60
September 2011...................   96       84     63     54      40
September 2012...................   94       77     51     40      28
September 2013...................   91       71     41     30      19
September 2014...................   89       65     32     22      13
September 2015...................   86       59     26     16      9
September 2016...................   83       54     20     12      6
September 2017...................   80       49     16      9      4
September 2018...................   77       44     13      6      3
September 2019...................   73       39     10      5      2
September 2020...................   69       35      8      3      1
September 2021...................   65       31      6      2      1
September 2022...................   61       27      5      2      1
September 2023...................   56       24      3      1      *
September 2024...................   51       20      3      1      *
September 2025...................   46       17      2      1      *
September 2026...................   40       14      1      *      *
September 2027...................   34       11      1      *      *
September 2028...................   28        8      1      *      *
September 2029...................   21        6      *      *      *
September 2030...................   13        4      *      *      *
September 2031...................    5        1      *      *      *
September 2032...................    0        0      0      0      0
Weighted Average Life (years)....  21.09    15.75  11.09  9.98    9.05

o        All percentages listed in the table above are rounded to the nearest
         1%.

o Use of a "*" in the table above denotes a value that is less than 0.50% but greater than 0.

o The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTIC AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

 PERCENTAGE OF INITIAL CLASS M-1, CLASS M-2 AND CLASS M-3 CERTIFICATE PRINCIPAL
                                    BALANCES

DISTRIBUTION DATE                         PERCENTAGE OF BALANCE
---------------------------------   ---------------------------------
             PSA                     0%     100%   300%   400%   500%
---------------------------------   ---     ----   ----   ----   ----

Initial..........................   100      100    100    100    100
September 2003...................   99        99     99     99     99
September 2004...................   98        98     98     98     98
September 2005...................   96        96     96     96     96
September 2006...................   95        95     95     95     95
September 2007...................   94        94     94     94     94
September 2008...................   92        91     87     85     83
September 2009...................   91        87     79     75     71
September 2010...................   89        82     69     62     56
September 2011...................   87        76     57     49     41
September 2012...................   85        70     46     36     28
September 2013...................   83        64     37     27     19
September 2014...................   80        59     29     20     13
September 2015...................   78        53     23     15      9
September 2016...................   75        49     18     11      6
September 2017...................   73        44     15     8       4
September 2018...................   70        40     11     6       3
September 2019...................   66        36     9      4       2
September 2020...................   63        32     7      3       1
September 2021...................   59        28     5      2       1
September 2022...................   55        25     4      2       1
September 2023...................   51        21     3      1       *
September 2024...................   46        18     2      1       *
September 2025...................   42        15     2      1       *
September 2026...................   36        13     1      *       *
September 2027...................   31        10     1      *       *
September 2028...................   25        8      1      *       *
September 2029...................   19        5      *      *       *
September 2030...................   12        3      *      *       *
September 2031...................    5        1      *      *       *
September 2032...................    0        0      0      0       0
Weighted Average Life (years)....  19.47    14.64  10.42   9.41   8.72

p        All percentages listed in the table above are rounded to the nearest
         1%.

o Use of a "*" in the table above denotes a value that is less than 0.50% but greater than 0.

o The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTIC AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

          PERCENTAGE OF INITIAL CLASS PO CERTIFICATE PRINCIPAL BALANCE

DISTRIBUTION DATE                         PERCENTAGE OF BALANCE
---------------------------------   ---------------------------------
             PSA                     0%     100%   300%   400%   500%
---------------------------------   ---     ----   ----   ----   ----

Initial..........................   100     100     100   100     100
September 2003...................   99       97      94    92      90
September 2004...................   98       92      81    76      71
September 2005...................   96       85      66    57      49
September 2006...................   95       79      53    43      34
September 2007...................   93       73      43    32      23
September 2008...................   92       68      35    24      16
September 2009...................   90       62      28    18      11
September 2010...................   88       57      22    13      8
September 2011...................   86       53      18    10      5
September 2012...................   84       48      14     7      4
September 2013...................   82       44      11     5      2
September 2014...................   80       40      9      4      2
September 2015...................   77       37      7      3      1
September 2016...................   74       33      6      2      1
September 2017...................   71       30      5      2      1
September 2018...................   68       27      4      1      *
September 2019...................   65       24      3      1      *
September 2020...................   62       22      2      1      *
September 2021...................   58       19      2      *      *
September 2022...................   54       17      1      *      *
September 2023...................   50       15      1      *      *
September 2024...................   45       12      1      *      *
September 2025...................   41       10      1      *      *
September 2026...................   36        9      *      *      *
September 2027...................   30        7      *      *      *
September 2028...................   24        5      *      *      *
September 2029...................   18        4      *      *      *
September 2030...................   12        2      *      *      *
September 2031...................    5        1      *      *      *
September 2032...................    0        0      0      0      0
Weighted Average Life (years)....  19.27    11.28   5.60  4.46   3.72

o        All percentages listed in the table above are rounded to the nearest
         1%.

o Use of a "*" in the table above denotes a value that is less than 0.50% but greater than 0.

o The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTIC AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

VARIABLE RATE CERTIFICATE YIELD CONSIDERATIONS

         The yield to investors on the Floater Certificates and the Inverse Floater Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rate on the Floater Certificates will vary with LIBOR and the pass-through rate on the Inverse Floater Certificates will vary inversely with LIBOR. The pass-through rates on the Variable Rate Certificates are subject to maximum and minimum pass-through rates, and are therefore subject to limitation despite changes in LIBOR in certain circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the Variable Rate Certificates should also fully consider the effect on the yields on such certificates of changes in the level of LIBOR.

         To illustrate the significance of changes in the level of LIBOR and prepayments on the yield to maturity on the Variable Rate Certificates, the following tables indicate the approximate pre-tax yields to maturity on a corporate bond equivalent basis under the different constant percentages of PSA and varying levels of LIBOR indicated. Because the rate of distribution of principal on the certificates will be related to the actual amortization (including prepayments) of the mortgage loans, which will include mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on the Variable Rate Certificates are likely to differ from those shown in the following tables, even if all the mortgage loans prepay at constant percentages of PSA and the level of LIBOR, the weighted average remaining term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed. Any differences between such assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR. In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of PSA until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

         In addition to the significance of changes in the level of LIBOR on the yield to maturity of the Class A-7 Certificates described under this heading, the yield to maturity on the Class A-7 Certificates will also be sensitive to the factors described under "--PAC IO Certificate Yield Considerations" below.

         The tables set forth below are based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans and the certificates, which may differ from the actual characteristics and performance thereof), and assuming further that (i) on each LIBOR Rate Adjustment Date, LIBOR will be at the level shown, (ii) the aggregate purchase prices of the Class A-6, Class A-7, Class A-15 and Class A-16 Certificates are $78,990,246, $7,122,462, $55,105,081 and $15,010,893,
respectively, which in each case includes accrued interest, (iii) the initial pass-through rates on each class of the Floater Certificates and Inverse Floater Certificates are set forth on pages S-7 and S-8 hereof and (iv) each class of the Floater Certificates and the Inverse Floater Certificates will be purchased on September 26, 2002. There can be no assurance that the mortgage loans will have the assumed characteristics, will prepay at any of the rates shown in the tables or at any other particular rate, that the pre-tax yield to maturity on the Variable Rate Certificates will correspond to any of the pre-tax yields to maturity shown herein, that the level of LIBOR will correspond to the levels shown in the table or that the aggregate purchase price of the Variable Rate Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make their own decision as to the appropriate prepayment assumption to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase a Variable Rate Certificate.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                  FLOATER CERTIFICATES TO PREPAYMENTS AND LIBOR

                             CLASS A-6 CERTIFICATES

                                                  PERCENTAGE OF PSA

         LIBOR                      0%            100%          300%           400%           500%
         -----                      --            ----          ----           ----           ----
       0.8200%                     1.23%         1.24%          1.24%          1.24%          1.25%

       1.8200%                     2.23%         2.23%          2.23%          2.23%          2.23%

       3.8200%                     4.24%         4.22%          4.21%          4.21%          4.21%

       5.8200%                     6.26%         6.22%          6.21%          6.21%          6.19%

       8.1000% and above           8.58%         8.51%          8.49%          8.49%          8.48%


                             CLASS A-15 CERTIFICATES

                                                  PERCENTAGE OF PSA

           LIBOR                  0%            100%          300%           400%           500%
           -----                  --            ----          ----           ----           ----
       0.8200%                   2.34%         2.34%          2.35%          2.37%          2.38%

       1.8200%                   3.34%         3.34%          3.34%          3.34%          3.34%

       3.8200%                   5.37%         5.37%          5.34%          5.30%          5.28%

       5.8200%                   7.40%         7.40%          7.36%          7.28%          7.23%

       6.5000% and above         8.10%         8.10%          8.04%          7.95%          7.89%



                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
              INVERSE FLOATER CERTIFICATES TO PREPAYMENTS AND LIBOR

                             CLASS A-7 CERTIFICATES

                                                              PERCENTAGE OF PSA

             LIBOR                      0%            100%          300%           400%           500%
             -----                      --            ----          ----           ----           ----
         0.8200%                       91.36%         80.89%        78.00%         78.00%         76.61%

         1.8200%                       77.31%         66.26%        63.17%         63.17%         61.32%

         3.8200%                       50.16%         37.23%        33.51%         33.51%         30.24%

         5.8200%                       23.92%          6.79%         1.95%          1.95%         (4.11)%

         8.1000% and above             **             **             **             **             **

  ** These yields represent a loss of substantially all of the assumed purchase price of the Class A-7 Certificates.

                             CLASS A-16 CERTIFICATES

                                                              PERCENTAGE OF PSA

              LIBOR                      0%            100%          300%           400%           500%
              -----                      --            ----          ----           ----           ----
          0.8200%                       21.72%         21.73%        22.13%         22.70%         23.09%

          1.8200%                       17.82%         17.84%        18.27%         18.92%         19.36%

          3.8200%                       10.13%         10.17%        10.66%         11.48%         12.01%

          5.8200%                        2.64%          2.69%         3.20%          4.21%          4.82%

          6.5000% and above              0.15%          0.20%         0.70%          1.78%          2.42%


         Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Variable Rate Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price for such certificates. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Variable Rate Certificates, and thus do not reflect the return on any investment in the Variable Rate Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Variable Rate Certificates is likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the indicated constant percentages of PSA over any given time period or over the entire life of the certificates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Variable Rate Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Variable Rate Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

         For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

PAC IO CERTIFICATE YIELD CONSIDERATIONS

         In addition to the sensitivities described under "--Variable Rate Certificate Yield Considerations," the yield to maturity on the PAC IO Certificates will also be extremely sensitive to a faster than anticipated reduction of the Certificate Principal Balance of the Class A-6 Certificates because the Notional Amount of the PAC IO Certificates will be equal to the Certificate Principal Balance of the Class A-6 Certificates. Therefore, the PAC IO Certificates will be extremely sensitive to the effect of both the timing of receipt of prepayments and the overall rate of principal prepayments on the Certificate Principal Balance of the Class A-6 Certificates described under "Certain Yield and Prepayment Considerations--General" above. Investors in the PAC IO Certificates should fully consider the risk that a faster than anticipated reduction of the Certificate Principal Balance of the Class A-6 Certificates could result in the failure of those investors to fully recover their investments.

         For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

TAC IO CERTIFICATE YIELD CONSIDERATIONS

         Because the Notional Amount of the TAC IO Certificates is based on a percentage of the Certificate Principal Balance of the TAC Certificates, the yield to maturity on the TAC IO Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments on the Certificate Principal Balance of the TAC Certificates described under "Certain Yield and Prepayment Considerations--General" above. Investors in the TAC IO Certificates should fully consider the risk that that a faster than anticipated reduction of the Certificate Principal Balance of the Class A-9 Certificates could result in the failure of those investors to fully recover their investments.

         The following table indicates the sensitivity of the pre-tax yields to maturity on the TAC IO Certificates to various constant rates of prepayment on the mortgage loans. The table is prepared by projecting the monthly aggregate payments on the TAC IO Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance and assuming the aggregate purchase price, including accrued interest, if any, set forth below. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the TAC IO Certificates may result in yields being different from those shown in the table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                        PRE-TAX YIELD TO MATURITY OF THE
                      TAC IO CERTIFICATES AT THE FOLLOWING
                               PERCENTAGES OF PSA


ASSUMED PURCHASE PRICE                      0%            100%            300%           400%         500%
----------------------                      --            ----            ----           ----         ----
$179,465.........................         68.02%         67.91%          38.61%         38.61%       32.10%


         Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the TAC IO Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the TAC IO Certificates, and thus do not reflect the return on any investment in the TAC IO Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the TAC IO Certificates are likely to differ from those shown in the table, even if all of the mortgage loans prepay at the constant percentages of PSA indicated in the table above over any given time period or over the entire life of the certificates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the TAC IO Certificates will conform to the yields described in this prospectus supplement. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the TAC IO Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans, and a corresponding faster than anticipated reduction in the Certificate Principal Balance of the TAC Certificates, could result in the failure of those investors to fully recover their investments.

         For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

PRINCIPAL ONLY CERTIFICATE AND CLASS IO CERTIFICATE YIELD CONSIDERATIONS

         Because the Class PO Certificates will be purchased at a discount, the pre-tax yield on the Class PO Certificates will be adversely affected by slower than expected payments of principal, including prepayments, defaults, liquidations and purchases of mortgage loans due to a breach of a representation and warranty, on the Discount Mortgage Loans.

         The yield to maturity on the Class IO Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans, which rate may fluctuate significantly over time. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

         The following tables indicate the sensitivity of the pre-tax yields to maturity on the Class PO Certificates and the Class IO Certificates to various constant rates of prepayment on the mortgage loans. The tables are prepared by projecting the monthly aggregate payments on the Class PO Certificates and the Class IO Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance and assuming the aggregate purchase prices, including accrued interest, if any, set forth below. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the Class PO Certificates and the Class IO Certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                        PRE-TAX YIELD TO MATURITY OF THE
                     CLASS PO CERTIFICATES AT THE FOLLOWING
                               PERCENTAGES OF PSA


ASSUMED PURCHASE PRICE                    0%            100%            300%           400%         500%
----------------------                    --            ----            ----           ----         ----
$568,801............................     1.54%          2.76%          5.70%          7.15%         8.53%


                        PRE-TAX YIELD TO MATURITY OF THE
                     CLASS IO CERTIFICATES AT THE FOLLOWING
                               PERCENTAGES OF PSA


ASSUMED PURCHASE PRICE                     0%            100%            300%           400%         500%
----------------------                     --            ----            ----           ----         ----
$4,557,430..........................     45.80%         41.02%          31.26%         26.28%       21.22%


         Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class PO Certificates and the Class IO Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price listed in the applicable table. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class PO Certificates and the Class IO Certificates, and thus do not reflect the return on any investment in the Class PO Certificates and the Class IO Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class PO Certificates and the Class IO Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the constant percentages of PSA indicated in the tables above over any given time period or over the entire life of the certificates.

         A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans will have a material adverse effect on the yield to maturity of the Class PO Certificates. The rate and timing of principal prepayments on the Discount Mortgage Loans may differ from the rate and timing of principal prepayments on the mortgage pool. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans, and because mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates, the Discount Mortgage Loans are likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans. In addition, holders of the Class IO Certificates in most cases have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates; thus, the yield on the Class IO Certificates will be materially adversely affected to a greater extent than on the other offered certificates if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates. Because mortgage loans having higher pool strip rates usually have higher mortgage rates, these mortgage loans are more likely to be prepaid under most circumstances than are mortgage loans having lower pool strip rates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Principal Only Certificates and Class IO Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

         For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

         If the aggregate Certificate Principal Balance of the Class B Certificates is reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-3 Certificates. The aggregate initial Certificate Principal Balance of the Class B Certificates is equal to approximately 0.55% of the aggregate principal balance of the mortgage loans as of the cut-off date.

         If the Certificate Principal Balances of the Class B Certificates and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-2 Certificates. The aggregate initial Certificate Principal Balance of the Class M-3 Certificates and Class B Certificates is equal to approximately 0.90% of the aggregate principal balance of the mortgage loans as of the cut-off date.

         Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption, or SDA, represents an assumed rate of default each month relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the tables below, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the tables below, "0% SDA" assumes default rates equal to 0% of SDA, or no defaults. Correspondingly, "200% SDA" assumes default rates equal to 200% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the mortgage loans included in the trust.

         The following tables indicate the sensitivity of the yield to maturity on the Class M-2 Certificates and Class M-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses by projecting the monthly aggregate cash flows on the Class M-2 Certificates and Class M-3 Certificates and computing the corresponding pre-tax yield to maturity on a corporate bond equivalent basis. The tables are based on the structuring assumptions, except assumption (4), including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance, and assuming further that:

    o defaults and final liquidations on the mortgage loans occur on the last day of each month at the respective SDA percentages set forth in the tables;

    o each liquidation results in a Realized Loss allocable to principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;

    o there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table;

    o there are no Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

    o clauses (a)(1), (b)(1) and (b)(2) in the definition of the Senior Accelerated Distribution Percentage are not applicable; and

    o the purchase prices of the Class M-2 Certificates and Class M-3 Certificates will be approximately $3,986,608 and $2,251,640, respectively, which in each case includes accrued interest.

         Investors should also consider the possibility that aggregate losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid. In addition, investors should be aware that the following table is based upon the assumption that the Class M-2 Certificates and Class M-3 Certificates are priced at a discount. Since prepayments will occur at par, the yield on the Class M-2 Certificates and Class M-3 Certificates may increase due to those prepayments, even if losses occur. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS M-2 CERTIFICATES AND CLASS M-3 CERTIFICATES
                       TO PREPAYMENTS AND REALIZED LOSSES

                             CLASS M-2 CERTIFICATES

                                                                        PERCENTAGE OF PSA
   PERCENTAGE OF       LOSS SEVERITY
        SDA              PERCENTAGE            0%             100%            300%           400%            500%
  --------------       -------------        --------       ----------      ---------      ----------       ---------
         0%                 N/A              6.13%           6.09%           6.03%           6.01%           6.00%

       100%                 30%              2.65%           5.64%           6.03%           6.01%           6.00%

       200%                 30%            (38.19)%        (32.43)%         (0.74)%          3.04%           5.92%

       300%                 30%            (58.63)%        (54.60)%        (43.61)%        (34.46)%         (5.70)%

       400%                 30%            (74.34)%        (71.25)%        (63.44)%        (58.15)%        (51.05)%


-------------------------------------------------------------------------------------------------------------------



                             CLASS M-3 CERTIFICATES

                                                                        PERCENTAGE OF PSA

   PERCENTAGE OF       LOSS SEVERITY
        SDA              PERCENTAGE            0%             100%            300%           400%             500%
  --------------       -------------        --------       ----------      ---------      ----------       ---------
        0%                  N/A               6.44%            6.46%           6.49%           6.50%           6.50%

      100%                  30%             (28.88)%        (21.29)%           4.01%           6.50%           6.50%

      200%                  30%             (63.32)%        (59.66)%         (50.13)%        (43.22)%        (30.80)%

      300%                  30%             (85.31)%        (82.99)%         (77.29)%        (73.69)%        (69.22)%

      400%                  30%                **           (98.91)%         (95.07)%        (92.79)%        (90.19)%



         ** This yield represents a loss of substantially all of the assumed purchase price of the Class M-3 Certificates.

         Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class M-2 Certificates or Class M-3 Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price referred to above, and converting that rate to a corporate bond equivalent yield. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class M-2 Certificates or Class M-3 Certificates, and thus do not reflect the return on any investment in the Class M-2 Certificates or Class M-3 Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

         The following table sets forth the amount of Realized Losses that would be incurred with respect to the certificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date:

                            AGGREGATE REALIZED LOSSES

                                                                        PERCENTAGE OF PSA

   PERCENTAGE OF       LOSS SEVERITY
        SDA              PERCENTAGE            0%             100%            300%           400%             500%
  --------------       -------------        --------       ----------      ---------      ----------       ---------
       100%                 30%               1.15%          0.91%           0.62%           0.52%           0.44%

       200%                 30%               2.27%          1.80%           1.22%           1.03%           0.87%

       300%                 30%               3.34%          2.66%           1.81%           1.52%           1.30%

       400%                 30%               4.37%          3.49%           2.38%           2.01%           1.71%


         Notwithstanding the assumed percentages of SDA, loss severity and prepayment reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class M-2 Certificates and Class M-3 Certificates are likely to differ from those shown in the tables. There can be no assurance that the mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yield on the Class M-2 Certificates or Class M-3 Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

         Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-2 Certificates and particularly in the Class M-3 Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE CLASS R CERTIFICATES

         The Class R Certificateholders' after-tax rate of return on their Class R Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class R Certificates. Holders of Class R Certificates may have tax liabilities with respect to their Class R Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Class R Certificates may have tax liabilities with respect to their Class R Certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

         The Class R Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Class R Certificates on after-tax rates of return on the Class R Certificates. See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued under the pooling and servicing agreement. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

         The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. Bank One, National Association, will be the trustee under the pooling and servicing agreement. The principal offices of the trustee are located at 1 Bank One Plaza, Suite IL1-0481, Chicago, Illinois 60670-0481,
Attention: Global Corporate Trust Services, GMACM Series 2002-J6, with offices also located at 55 Water Street, 1st Floor, New York, New York 10041.

         Under the pooling and servicing agreement, transfers of Class R Certificates are prohibited to any non-United States person. Transfers of the Class R Certificates are additionally restricted as described in the pooling and servicing agreement. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates" in the prospectus. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under specified circumstances. See "The Agreements--The Trustee" in the prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal servicing compensation to be paid to the servicer in respect of its servicing activities will be equal to 0.25% per annum, based on the aggregate principal balance of the mortgage loans. The servicer will retain all assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the Custodial Account or the Payment Account.

         The servicer, or, if specified in the pooling and servicing agreement, the trustee on behalf of the trust, will pay or cause to be paid certain ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee and the custodian. In addition, as indicated in this prospectus supplement, the servicer will be entitled to reimbursements for certain expenses incurred by it in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, as well as unpaid servicing fees in connection with liquidated mortgage loans, which rights of reimbursement and payment are prior to the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, a distribution date statement will be made available to each holder of certificates setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans.

         The trustee will make the distribution date statement (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other parties to the pooling and servicing agreement via the trustee's internet website. The trustee's internet website shall initially be located at www.abs.bankone.com. Assistance in using the website can be obtained by calling the trustee's customer service desk at (800) 524-9472. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee shall have the right to change the way distribution date statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trustee shall provide timely and adequate notification to all above parties regarding any such changes.

VOTING RIGHTS

         There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 96% of all voting rights will be allocated among all holders of the Certificates, other than the Interest Only Certificates and Class R Certificates, in proportion to their then outstanding Certificate Principal Balances, 1.0% of all voting rights will be allocated among the holders of the Class A-7 Certificates, 1.0% of all voting rights will be allocated among the holders of the Class A-10 Certificates, 1.0% of all voting rights will be allocated among the holders of the Class IO Certificates, 0.5% of all voting rights will be allocated among the holders of the Class R-I Certificates and 0.5% of all voting rights will be allocated among the holders of the Class R-II Certificates. The pooling and servicing agreement may be amended without the consent of the holders of the Class R Certificates in specified circumstances.

TERMINATION

         The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described under "The Agreements--Termination; Retirement of Securities" in the prospectus. The servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the offered certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed.

         Distributions on the certificates relating to any optional termination will be paid, first, to the Senior Certificates, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus, except with respect to the Principal Only Certificates, the sum of interest thereon, or with respect to the Interest Only Certificates, on their respective Notional Amounts for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of such certificates or at any time thereafter, at the option of the servicer, the mortgage loans may be sold, thereby effecting a retirement of the certificates and the termination of the trust, or the certificates so purchased may be held or resold by the servicer.

         Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of that class plus interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, or, with respect to the Interest Only Certificates, interest for the immediately preceding Interest Accrual Period on their respective Notional Amounts, plus any previously unpaid Accrued Certificate Interest. However, distributions to the holders of the most subordinate class of certificates outstanding will be reduced, as described in the preceding paragraph, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

                                 USE OF PROCEEDS

         The proceeds from the sale of the certificates will be used to purchase the mortgage loans from the depositor. However, the depositor will not receive any proceeds from any sale of the certificates in market-making transactions by Newman & Associates, Inc., an affiliate of the depositor or another affiliate of the depositor. See "Method of Distribution" in this prospectus supplement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Mayer, Brown, Rowe & Maw, counsel to the depositor, will render an opinion on the closing date to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust will qualify as two separate "real estate mortgage investment conduits," or REMICs, within the meaning of Sections 860A through 860G of the Internal Revenue Code of 1986, as amended, which shall be referred to as REMIC I and REMIC II.

         For federal income tax purposes:

    o each class of Senior Certificates (other than the Class R Certificates) the Class M Certificates and the Class B Certificates will represent ownership of "regular interests" in a REMIC and will generally be treated as debt instruments of a REMIC;

    o the Class R-I Certificates will constitute the sole class of "residual certificates" in REMIC I; and

    o the Class R-II Certificates will constitute the sole class of "residual certificates" in REMIC II.

See "Material Federal Income Tax Consequences" in the prospectus.

         For federal income tax purposes, the Class A-7, Class A-10, Class PO and Class IO Certificates will (and certain other Certificates may) be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 300% PSA. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount" in the prospectus.

         It is not entirely clear how income should be accrued with respect to regular interest certificates such as the Interest Only Certificates, the payments on which consist of interest on notional principal amounts. In the absence of definitive guidance, the most reasonable interpretation would be to treat all of the income attributable to such payments as constituting OID, and this is the position which will likely be taken by REMIC II. Among other possibilities, the Internal Revenue Service could assert that the Interest Only Certificates should instead be taxable under certain rules applicable to debt obligations providing for contingent payments.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

         In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the servicer in preparing reports to the certificateholders and the Internal Revenue Service.

         Some of the classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC and FASIT Regular Certificates" in the prospectus.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest (including OID, if any) on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates, other than the Class R Certificates, will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the servicer to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--Classification of REMICs and FASITs" in the prospectus.

         For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO CLASS R CERTIFICATES

         The Internal Revenue Service has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Class R Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Class R Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Class R Certificates, including:

          (1) the requirement that any transferee of a Class R Certificate provide an affidavit representing that the transferee:

                o    is not a disqualified organization;

                o is not acquiring the Class R Certificate on behalf of a disqualified organization; and

                o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Class R Certificate;

          (2) a provision that any transfer of a Class R Certificate to a disqualified organization shall be null and void; and

          (3) a grant to the servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Class R Certificate that shall become owned by a disqualified organization despite the first two provisions above.

         In addition, under the pooling and servicing agreement, the Class R Certificates may not be transferred to non-United States persons.

         The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Class R Certificates. Recently finalized REMIC regulations provide for a safe harbor under which transfers of noneconomic residual interests may be respected if the transferee provides certain representations. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus. All transfers of the Class R Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Class R Certificate being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

         The Class R Certificateholders will be required to report on their federal income tax returns as ordinary income their share of taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments. See "Material Federal Income Tax Consequences - Taxation of Owners of REMIC Residual Certificates - General" in the prospectus. The requirement that the Class R Certificateholders report their share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates have been reduced to zero, even though the Class R Certificateholders have received full payment of their stated interest and principal, if any.

         The Class R Certificateholders may be required to report an amount of taxable income with respect to the early accrual periods that significantly exceeds the amount of cash distributions received by such Class R Certificateholders with respect to such periods. Consequently, the Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the early years as a result of their ownership of interests in such Class R Certificates. In addition, the required inclusion of this amount of taxable income during the early accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of interests in the Class R Certificates (or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code) may cause the Class R Certificateholders' after-tax rate of return to be zero or negative even if the Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Class R Certificates over their life.

         Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Class R Certificates.

         For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Certain Yield and Prepayment Considerations--Additional Yield Considerations Applicable Solely to the Class R Certificates" in this prospectus supplement and "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Class R Certificates" in the prospectus.

                             METHOD OF DISTRIBUTION

         In accordance with the terms and conditions of a senior underwriting agreement dated September 19, 2002, Deutsche Bank Securities Inc. will serve as the underwriter of the Senior Certificates--other than the Class PO Certificates, Class IO Certificates and a de minimis portion of the Class R Certificates--and has agreed to purchase, and the depositor has agreed to sell, the Senior Certificates--other than the Class PO Certificates, Class IO Certificates and a de minimis portion of the Class R Certificates. A de minimis portion of the Class R Certificates will be retained by GMACM and that portion is not offered hereby. The certificates being sold to Deutsche Bank Securities Inc. are referred to as the senior underwritten certificates. It is expected that delivery of the senior underwritten certificates, other than the Class R Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Class R Certificates will be made at the offices of Deutsche Bank Securities Inc., New York, New York, in each case, on or about September 26, 2002 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class M underwriting agreement dated September 19, 2002, Banc of America Securities LLC will serve as the underwriter of the Class M Certificates, and has agreed to purchase, and the depositor has agreed to sell, the Class M Certificates. The certificates being sold to Banc of America Securities LLC are referred to as the subordinate underwritten certificates. It is expected that delivery of the subordinate underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about September 26, 2002 against payment therefor in immediately available funds.

         The senior underwriting agreement and the Class M underwriting agreement are collectively referred to in this prospectus supplement as the underwriting agreements and the senior underwritten certificates and the subordinate underwritten certificates are collectively referred to in this prospectus supplement as the underwritten certificates. Deutsche Bank Securities Inc. and Banc of America Securities LLC are collectively referred to in this prospectus supplement as the underwriters.

         In connection with the senior underwritten certificates and subordinate underwritten certificates, respectively, the related underwriter has agreed, in accordance with the terms and conditions of the related underwriting agreement, to purchase all of its respective underwritten certificates if any of those underwritten certificates are purchased thereby.

         The underwriting agreements provide that the obligations of the underwriters to pay for and accept delivery of their respective underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The distribution of the underwritten certificates by the respective underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the senior underwritten certificates, before deducting expenses payable by the depositor, will be approximately 100.95% of the aggregate Certificate Principal Balance of the senior underwritten certificates plus accrued interest thereon from the cut-off date. Proceeds to the depositor from the sale of the subordinate underwritten certificates, before deducting expenses payable by the depositor, will be approximately 101.83% of the aggregate Certificate Principal Balance of the subordinate underwritten certificates plus accrued interest thereon from the cut-off date.

         The underwriters may effect these transactions by selling their respective underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any other dealers that participate with the underwriters in the distribution of the related underwritten certificates, may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         Each underwriting agreement provides that the depositor will indemnify the respective underwriter, and that under limited circumstances the respective underwriter will indemnify the depositor against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

         The Class PO Certificates and Class IO Certificates may be offered by the depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these certificates. Proceeds to the depositor from any sale of the Class PO Certificates or Class IO Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

         There is currently no secondary market for the offered certificates. Each underwriter intends to make a secondary market in the offered certificates to be purchased by it, but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

         The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

         This prospectus supplement and the accompanying prospectus may be used by Newman & Associates, Inc., an affiliate of the depositor, or another affiliate of the depositor, in connection with offers and sales related to market-making transactions in the certificates. In these market-making transactions,

Newman & Associates, Inc. or such other affiliate may act as a principal or an agent. The sales will be at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

         Certain legal matters relating to the certificates will be passed upon for the depositor by Mayer, Brown, Rowe & Maw, New York, New York and for the underwriters by Stroock & Stroock & Lavan LLP, New York, New York.

                                     RATINGS

         It is a condition of the issuance of the Senior Certificates that they be rated "Aaa" by Moody's Investor Service, Inc., or Moody's, and "AAA" by Fitch Ratings, or Fitch. It is a condition of the issuance of the Class M-1, Class M-2 and Class M-3 Certificates that they be rated not lower than "AA," "A" and "BBB," respectively, by Fitch.

         The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Moody's ratings do not address the effect of any shortfalls from application of the Relief Act on amounts available to pay certificateholders or any corresponding effect on the yield to investors. Further, the ratings on the Interest Only Certificates do not address whether investors therein will recoup their initial investments. The rating on the Class PO Certificates only addresses the return of its Certificate Principal Balance. The rating on the Class R Certificates only addresses the return of its Certificate Principal Balance and interest on the Class R Certificates at the related pass-through rate.

         The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on the Interest Only Certificates do not address whether investors therein will recoup their initial investments. The rating on the Class PO Certificates only addresses the return of its Certificate Principal Balance. The rating on the Class R Certificates only addresses the return of its Certificate Principal Balance and interest on the Class R Certificates at the related pass-through rate.

         The depositor has not requested a rating on the Senior Certificates by any rating agency other than Moody's and Fitch or on the Class M Certificates by any rating agency other than Fitch. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates or Class M Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Senior Certificates or Class M Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates by Moody's and Fitch, and the Class M Certificates by Fitch.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                            LEGAL INVESTMENT MATTERS

         The Senior Certificates and Class M-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Certificates and Class M-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         One or more classes of the offered certificates may be viewed as "complex securities" under TB13a, which applies to thrift institutions regulated by the Office of Thrift Supervision, or under TB73a, which applies to savings associations regulated by the Office of Thrift Supervision.

         The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--ERISA Plan Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the offered certificates, other than the Class R Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the Issuer Exemption, as described under "ERISA Considerations--Prohibited Transaction Exemptions" in the prospectus. The Issuer Exemption may permit the offered certificates, other than the Class R Certificates, to be purchased and held by or on behalf of, or with ERISA plan assets of, an ERISA plan if such certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's or Fitch at the time of purchase. The Issuer Exemption contains a number of other conditions which must be met for the Issuer Exemption to apply, including the requirement that any such ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         Each beneficial owner of an offered certificate (or any interest therein), other than the Class R Certificates, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either (i) it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding (each, a "Plan Investor"), (ii) it has acquired and is holding such certificate in reliance on the Issuer Exemption, and that (a) it understands that there are certain conditions to the availability of the Issuer Exemption, including that such certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's or Fitch and (b) it is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended, or (iii)
(1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire and hold such certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         If any offered certificate (or any interest therein), other than the Class R Certificates, is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of such certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the servicer, any subservicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

         Because the exemptive relief afforded by the Issuer Exemption (or any similar exemption that might be available) also will not likely apply to the purchase, sale or holding of the Class R Certificates, transfers of such certificates to any Plan Investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the servicer with an opinion of counsel satisfactory to the depositor, the trustee and the servicer, which opinion will not be at the expense of the depositor, the trustee or the servicer, that the purchase of such Class R Certificates by or on behalf of such Plan Investor is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

         Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (a) whether the specific and general conditions and the other requirements in the Issuer Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (b) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                                                      APPENDIX A

                       PLANNED PRINCIPAL BALANCES TABLE*

                                                 AGGREGATE CLASS A-5
DISTRIBUTION DATES                                  AND CLASS A-6              CLASS A-8
------------------                               -------------------        --------------
Initial Balance.....................              $180,538,000.00           $13,934,000.00
October 2002........................               179,950,836.95            13,934,000.00
November 2002.......................               179,279,290.30            13,934,000.00
December 2002.......................               178,523,634.55            13,934,000.00
January 2003........................               177,684,137.49            13,934,000.00
February 2003.......................               176,761,121.12            13,934,000.00
March 2003..........................               175,754,961.54            13,934,000.00
April 2003..........................               174,666,088.81            13,934,000.00
May 2003............................               173,494,986.72            13,934,000.00
June 2003...........................               172,242,192.48            13,934,000.00
July 2003...........................               170,908,296.44            13,934,000.00
August 2003.........................               169,493,941.66            13,934,000.00
September 2003......................               167,999,823.46            13,934,000.00
October 2003........................               166,426,688.93            13,934,000.00
November 2003.......................               164,775,336.33            13,934,000.00
December 2003.......................               163,046,614.50            13,934,000.00
January 2004........................               161,241,422.17            13,934,000.00
February 2004.......................               159,360,707.19            13,934,000.00
March 2004..........................               157,405,465.83            13,934,000.00
April 2004..........................               155,376,741.83            13,934,000.00
May 2004............................               153,275,625.60            13,934,000.00
June 2004...........................               151,103,253.20            13,934,000.00
July 2004...........................               148,860,805.38            13,934,000.00
August 2004.........................               146,549,506.53            13,934,000.00
September 2004......................               144,170,623.60            13,934,000.00
October 2004........................               141,725,464.90            13,934,000.00
November 2004.......................               139,215,378.99            13,934,000.00
December 2004.......................               136,641,753.39            13,934,000.00
January 2005........................               134,006,013.34            13,934,000.00
February 2005.......................               131,387,798.20            13,934,000.00
March 2005..........................               128,786,995.05            13,934,000.00
April 2005..........................               126,203,491.66            13,934,000.00
May 2005............................               123,637,176.57            13,934,000.00
June 2005...........................               121,087,939.02            13,934,000.00
July 2005...........................               118,555,668.99            13,934,000.00
August 2005.........................               116,040,257.16            13,934,000.00
September 2005......................               113,541,594.94            13,934,000.00
October 2005........................               111,059,574.44            13,934,000.00
November 2005.......................               108,594,088.47            13,934,000.00
December 2005.......................               106,145,030.54            13,934,000.00
January 2006........................               103,712,294.87            13,934,000.00
February 2006.......................               101,295,776.35            13,934,000.00
March 2006..........................                98,895,370.57            13,934,000.00


-------------

* The Planned Principal Balance and Aggregate Planned Principal Balance for the PAC Certificates on each distribution were calculated assuming that (i) the mortgage loans have the characteristics set forth in the assumptions described under the heading "Certain Yield and Prepayment Considerations--General-- Weighted Average Life" and (ii) the mortgage loans are prepaid at a constant rate within the PAC Targeted Range.


                                                 AGGREGATE CLASS A-5
DISTRIBUTION DATES                                  AND CLASS A-6              CLASS A-8
------------------                               -------------------        --------------
April 2006..........................                96,510,973.78            13,934,000.00
May 2006............................                94,142,482.94            13,934,000.00
June 2006...........................                91,789,795.66            13,934,000.00
July 2006...........................                89,452,810.22            13,934,000.00
August 2006.........................                87,131,425.56            13,934,000.00
September 2006......................                84,825,541.30            13,934,000.00
October 2006........................                82,535,057.70            13,934,000.00
November 2006.......................                80,259,875.66            13,934,000.00
December 2006.......................                77,999,896.76            13,934,000.00
January 2007........................                75,755,023.19            13,934,000.00
February 2007.......................                73,525,157.79            13,934,000.00
March 2007..........................                71,310,204.05            13,934,000.00
April 2007..........................                69,110,066.06            13,934,000.00
May 2007............................                66,924,648.57            13,934,000.00
June 2007...........................                64,753,856.93            13,934,000.00
July 2007...........................                62,597,597.11            13,934,000.00
August 2007.........................                60,455,775.70            13,934,000.00
September 2007......................                58,328,299.91            13,934,000.00
October 2007........................                56,328,605.40            13,934,000.00
November 2007.......................                54,342,868.96            13,934,000.00
December 2007.......................                52,371,000.03            13,934,000.00
January 2008........................                50,412,908.61            13,934,000.00
February 2008.......................                48,468,505.32            13,934,000.00
March 2008..........................                46,537,701.36            13,934,000.00
April 2008..........................                44,620,408.51            13,934,000.00
May 2008............................                42,716,539.13            13,934,000.00
June 2008...........................                40,826,006.17            13,934,000.00
July 2008...........................                38,948,723.13            13,934,000.00
August 2008.........................                37,084,604.10            13,934,000.00
September 2008......................                35,233,563.72            13,934,000.00
October 2008........................                33,432,671.02            13,934,000.00
November 2008.......................                31,644,715.58            13,934,000.00
December 2008.......................                29,905,400.19            13,934,000.00
January 2009........................                28,213,530.96            13,934,000.00
February 2009.......................                26,567,942.13            13,934,000.00
March 2009..........................                24,967,495.47            13,934,000.00
April 2009..........................                23,411,079.60            13,934,000.00
May 2009............................                21,897,609.40            13,934,000.00
June 2009...........................                20,426,025.42            13,934,000.00
July 2009...........................                18,995,293.20            13,934,000.00
August 2009.........................                17,604,402.80            13,934,000.00
September 2009......................                16,252,368.14            13,934,000.00
October 2009........................                15,133,381.32            13,934,000.00
November 2009.......................                14,046,645.07            13,934,000.00
December 2009.......................                12,991,324.65            13,934,000.00
January 2010........................                11,966,605.77            13,934,000.00
February 2010.......................                10,971,694.10            13,934,000.00
March 2010..........................                10,005,814.84            13,934,000.00
April 2010..........................                 9,068,212.17            13,934,000.00
May 2010............................                 8,158,148.89            13,934,000.00
June 2010...........................                 7,274,905.91            13,934,000.00
July 2010...........................                 6,417,781.86            13,934,000.00
August 2010.........................                 5,586,092.63            13,934,000.00



                                                 AGGREGATE CLASS A-5
DISTRIBUTION DATES                                  AND CLASS A-6              CLASS A-8
------------------                               -------------------        --------------
September 2010......................                 4,779,171.01            13,934,000.00
October 2010........................                 4,160,599.26            13,934,000.00
November 2010.......................                 3,559,958.18            13,934,000.00
December 2010.......................                 2,976,766.49            13,934,000.00
January 2011........................                 2,410,555.24            13,934,000.00
February 2011.......................                 1,860,867.44            13,934,000.00
March 2011..........................                 1,327,257.84            13,934,000.00
April 2011..........................                   809,292.58            13,934,000.00
May 2011............................                   306,548.93            13,934,000.00
June 2011...........................                         0.00            13,752,615.02
July 2011...........................                         0.00            13,279,089.56
August 2011.........................                         0.00            12,819,581.56
September 2011......................                         0.00            12,373,710.14
October 2011........................                         0.00            12,071,358.13
November 2011.......................                         0.00            11,776,227.65
December 2011.......................                         0.00            11,488,148.85
January 2012........................                         0.00            11,206,955.81
February 2012.......................                         0.00            10,932,486.49
March 2012..........................                         0.00            10,664,582.62
April 2012..........................                         0.00            10,403,089.60
May 2012............................                         0.00            10,147,856.46
June 2012...........................                         0.00             9,898,735.73
July 2012...........................                         0.00             9,655,583.36
August 2012.........................                         0.00             9,418,258.68
September 2012......................                         0.00             9,186,624.29
October 2012........................                         0.00             8,960,545.99
November 2012.......................                         0.00             8,739,892.72
December 2012.......................                         0.00             8,524,536.46
January 2013........................                         0.00             8,314,352.19
February 2013.......................                         0.00             8,109,217.80
March 2013..........................                         0.00             7,909,014.02
April 2013..........................                         0.00             7,713,624.39
May 2013............................                         0.00             7,522,935.14
June 2013...........................                         0.00             7,336,835.17
July 2013...........................                         0.00             7,155,215.98
August 2013.........................                         0.00             6,977,971.58
September 2013......................                         0.00             6,804,998.49
October 2013........................                         0.00             6,636,195.62
November 2013.......................                         0.00             6,471,464.26
December 2013.......................                         0.00             6,310,708.00
January 2014........................                         0.00             6,153,832.68
February 2014.......................                         0.00             6,000,746.34
March 2014..........................                         0.00             5,851,359.20
April 2014..........................                         0.00             5,705,583.54
May 2014............................                         0.00             5,563,333.72
June 2014...........................                         0.00             5,424,526.09
July 2014...........................                         0.00             5,289,078.97
August 2014.........................                         0.00             5,156,912.58
September 2014......................                         0.00             5,027,949.02
October 2014........................                         0.00             4,902,112.21
November 2014.......................                         0.00             4,779,327.85
December 2014.......................                         0.00             4,659,523.39
January 2015........................                         0.00             4,542,627.97



                                                 AGGREGATE CLASS A-5
DISTRIBUTION DATES                                  AND CLASS A-6              CLASS A-8
------------------                               -------------------        --------------
February 2015.......................                         0.00             4,428,572.40
March 2015..........................                         0.00             4,317,289.10
April 2015..........................                         0.00             4,208,712.10
May 2015............................                         0.00             4,102,776.96
June 2015...........................                         0.00             3,999,420.74
July 2015...........................                         0.00             3,898,582.01
August 2015.........................                         0.00             3,800,200.76
September 2015......................                         0.00             3,704,218.40
October 2015........................                         0.00             3,610,577.70
November 2015.......................                         0.00             3,519,222.79
December 2015.......................                         0.00             3,430,099.11
January 2016........................                         0.00             3,343,153.39
February 2016.......................                         0.00             3,258,333.60
March 2016..........................                         0.00             3,175,588.94
April 2016..........................                         0.00             3,094,869.80
May 2016............................                         0.00             3,016,127.75
June 2016...........................                         0.00             2,939,315.48
July 2016...........................                         0.00             2,864,386.82
August 2016.........................                         0.00             2,791,296.66
September 2016......................                         0.00             2,720,000.97
October 2016........................                         0.00             2,650,456.76
November 2016.......................                         0.00             2,582,622.04
December 2016.......................                         0.00             2,516,455.83
January 2017........................                         0.00             2,451,918.09
February 2017.......................                         0.00             2,388,969.74
March 2017..........................                         0.00             2,327,572.62
April 2017..........................                         0.00             2,267,689.48
May 2017............................                         0.00             2,209,283.93
June 2017...........................                         0.00             2,152,320.47
July 2017...........................                         0.00             2,096,764.39
August 2017.........................                         0.00             2,042,581.85
September 2017......................                         0.00             1,989,739.79
October 2017........................                         0.00             1,938,205.92
November 2017.......................                         0.00             1,887,948.73
December 2017.......................                         0.00             1,838,937.45
January 2018........................                         0.00             1,791,142.04
February 2018.......................                         0.00             1,744,533.16
March 2018..........................                         0.00             1,699,082.19
April 2018..........................                         0.00             1,654,761.17
May 2018............................                         0.00             1,611,542.79
June 2018...........................                         0.00             1,569,400.42
July 2018...........................                         0.00             1,528,308.03
August 2018.........................                         0.00             1,488,240.23
September 2018......................                         0.00             1,449,172.22
October 2018........................                         0.00             1,411,079.79
November 2018.......................                         0.00             1,373,939.31
December 2018.......................                         0.00             1,337,727.71
January 2019........................                         0.00             1,302,422.46
February 2019.......................                         0.00             1,268,001.58
March 2019..........................                         0.00             1,234,443.60
April 2019..........................                         0.00             1,201,727.56
May 2019............................                         0.00             1,169,833.00
June 2019...........................                         0.00             1,138,739.96



                                                 AGGREGATE CLASS A-5
DISTRIBUTION DATES                                  AND CLASS A-6              CLASS A-8
------------------                               -------------------        --------------
July 2019...........................                         0.00             1,108,428.94
August 2019.........................                         0.00             1,078,880.92
September 2019......................                         0.00             1,050,077.30
October 2019........................                         0.00             1,021,999.97
November 2019.......................                         0.00               994,631.21
December 2019.......................                         0.00               967,953.74
January 2020........................                         0.00               941,950.71
February 2020.......................                         0.00               916,605.63
March 2020..........................                         0.00               891,902.45
April 2020..........................                         0.00               867,825.47
May 2020............................                         0.00               844,359.37
June 2020...........................                         0.00               821,489.22
July 2020...........................                         0.00               799,200.41
August 2020.........................                         0.00               777,478.71
September 2020......................                         0.00               756,310.22
October 2020........................                         0.00               735,681.37
November 2020.......................                         0.00               715,578.91
December 2020.......................                         0.00               695,989.93
January 2021........................                         0.00               676,901.79
February 2021.......................                         0.00               658,302.20
March 2021..........................                         0.00               640,179.13
April 2021..........................                         0.00               622,520.85
May 2021............................                         0.00               605,315.91
June 2021...........................                         0.00               588,553.14
July 2021...........................                         0.00               572,221.63
August 2021.........................                         0.00               556,310.75
September 2021......................                         0.00               540,810.09
October 2021........................                         0.00               525,709.54
November 2021.......................                         0.00               510,999.18
December 2021.......................                         0.00               496,669.37
January 2022........................                         0.00               482,710.69
February 2022.......................                         0.00               469,113.93
March 2022..........................                         0.00               455,870.13
April 2022..........................                         0.00               442,970.52
May 2022............................                         0.00               430,406.56
June 2022...........................                         0.00               418,169.91
July 2022...........................                         0.00               406,252.44
August 2022.........................                         0.00               394,646.19
September 2022......................                         0.00               383,343.41
October 2022........................                         0.00               372,336.56
November 2022.......................                         0.00               361,618.24
December 2022.......................                         0.00               351,181.25
January 2023........................                         0.00               341,018.57
February 2023.......................                         0.00               331,123.34
March 2023..........................                         0.00               321,488.88
April 2023..........................                         0.00               312,108.64
May 2023............................                         0.00               302,976.27
June 2023...........................                         0.00               294,085.55
July 2023...........................                         0.00               285,430.41
August 2023.........................                         0.00               277,004.94
September 2023......................                         0.00               268,803.36
October 2023........................                         0.00               260,820.04
November 2023.......................                         0.00               253,049.49



                                                 AGGREGATE CLASS A-5
DISTRIBUTION DATES                                  AND CLASS A-6              CLASS A-8
------------------                               -------------------        --------------
December 2023.......................                         0.00               245,486.34
January 2024........................                         0.00               238,125.37
February 2024.......................                         0.00               230,961.46
March 2024..........................                         0.00               223,989.65
April 2024..........................                         0.00               217,205.08
May 2024............................                         0.00               210,602.99
June 2024...........................                         0.00               204,178.78
July 2024...........................                         0.00               197,927.94
August 2024.........................                         0.00               191,846.05
September 2024......................                         0.00               185,928.83
October 2024........................                         0.00               180,172.10
November 2024.......................                         0.00               174,571.77
December 2024.......................                         0.00               169,123.85
January 2025........................                         0.00               163,824.46
February 2025.......................                         0.00               158,669.81
March 2025..........................                         0.00               153,656.19
April 2025..........................                         0.00               148,780.01
May 2025............................                         0.00               144,037.74
June 2025...........................                         0.00               139,425.96
July 2025...........................                         0.00               134,941.31
August 2025.........................                         0.00               130,580.52
September 2025......................                         0.00               126,340.43
October 2025........................                         0.00               122,217.91
November 2025.......................                         0.00               118,209.94
December 2025.......................                         0.00               114,313.57
January 2026........................                         0.00               110,525.91
February 2026.......................                         0.00               106,844.16
March 2026..........................                         0.00               103,265.57
April 2026..........................                         0.00                99,787.47
May 2026............................                         0.00                96,407.26
June 2026...........................                         0.00                93,122.39
July 2026...........................                         0.00                89,930.38
August 2026.........................                         0.00                86,828.82
September 2026......................                         0.00                83,815.35
October 2026........................                         0.00                80,887.67
November 2026.......................                         0.00                78,043.55
December 2026.......................                         0.00                75,280.78
January 2027........................                         0.00                72,597.26
February 2027.......................                         0.00                69,990.88
March 2027..........................                         0.00                67,459.64
April 2027..........................                         0.00                65,001.55
May 2027............................                         0.00                62,614.70
June 2027...........................                         0.00                60,297.19
July 2027...........................                         0.00                58,047.20
August 2027.........................                         0.00                55,862.95
September 2027......................                         0.00                53,742.70
October 2027........................                         0.00                51,684.74
November 2027.......................                         0.00                49,687.43
December 2027.......................                         0.00                47,749.15
January 2028........................                         0.00                45,868.34
February 2028.......................                         0.00                44,043.45
March 2028..........................                         0.00                42,273.00
April 2028..........................                         0.00                40,555.53



                                                 AGGREGATE CLASS A-5
DISTRIBUTION DATES                                  AND CLASS A-6              CLASS A-8
------------------                               -------------------        --------------
May 2028............................                         0.00                38,889.62
June 2028...........................                         0.00                37,273.89
July 2028...........................                         0.00                35,706.99
August 2028.........................                         0.00                34,187.61
September 2028......................                         0.00                32,714.46
October 2028........................                         0.00                31,286.30
November 2028.......................                         0.00                29,901.90
December 2028.......................                         0.00                28,560.10
January 2029........................                         0.00                27,259.72
February 2029.......................                         0.00                25,999.64
March 2029..........................                         0.00                24,778.77
April 2029..........................                         0.00                23,596.04
May 2029............................                         0.00                22,450.40
June 2029...........................                         0.00                21,340.84
July 2029...........................                         0.00                20,266.37
August 2029.........................                         0.00                19,226.02
September 2029......................                         0.00                18,218.86
October 2029........................                         0.00                17,243.97
November 2029.......................                         0.00                16,300.46
December 2029.......................                         0.00                15,387.46
January 2030........................                         0.00                14,504.12
February 2030.......................                         0.00                13,649.62
March 2030..........................                         0.00                12,823.15
April 2030..........................                         0.00                12,023.94
May 2030............................                         0.00                11,251.22
June 2030...........................                         0.00                10,504.24
July 2030...........................                         0.00                 9,782.29
August 2030.........................                         0.00                 9,084.66
September 2030......................                         0.00                 8,410.65
October 2030........................                         0.00                 7,759.62
November 2030.......................                         0.00                 7,130.89
December 2030.......................                         0.00                 6,523.85
January 2031........................                         0.00                 5,937.87
February 2031.......................                         0.00                 5,372.34
March 2031..........................                         0.00                 4,826.69
April 2031..........................                         0.00                 4,300.35
May 2031............................                         0.00                 3,792.75
June 2031...........................                         0.00                 3,303.36
July 2031...........................                         0.00                 2,831.65
August 2031.........................                         0.00                 2,377.11
September 2031......................                         0.00                 1,939.24
October 2031........................                         0.00                 1,517.55
November 2031.......................                         0.00                 1,111.57
December 2031.......................                         0.00                   720.84
January 2032........................                         0.00                   344.91
February 2032 and thereafter........                         0.00                     0.00


                                                                      APPENDIX B

                       TARGETED PRINCIPAL BALANCES TABLE*


DISTRIBUTION DATES                                                                 CLASS A-9
------------------                                                              --------------
Initial Balance.......................................................          $43,000,000.00
October 2002..........................................................           42,880,238.93
November 2002.........................................................           42,720,595.20
December 2002.........................................................           42,521,175.15
January 2003..........................................................           42,282,148.40
February 2003.........................................................           42,003,747.90
March 2003............................................................           41,686,269.99
April 2003............................................................           41,330,074.18
May 2003..............................................................           40,935,582.90
June 2003.............................................................           40,503,281.17
July 2003.............................................................           40,033,715.94
August 2003...........................................................           39,527,495.54
September 2003........................................................           38,985,288.82
October 2003..........................................................           38,407,824.29
November 2003.........................................................           37,795,889.09
December 2003.........................................................           37,150,327.77
January 2004..........................................................           36,472,041.05
February 2004.........................................................           35,761,984.44
March 2004............................................................           35,021,166.63
April 2004............................................................           34,250,647.95
May 2004..............................................................           33,451,538.57
June 2004.............................................................           32,624,996.65
July 2004.............................................................           31,772,226.37
August 2004...........................................................           30,894,475.89
September 2004........................................................           29,993,035.14
October 2004..........................................................           29,069,233.63
November 2004.........................................................           28,124,438.04
December 2004.........................................................           27,160,049.84
January 2005..........................................................           26,177,502.78
February 2005.........................................................           25,214,371.37
March 2005............................................................           24,270,403.09
April 2005............................................................           23,345,348.34
May 2005..............................................................           22,438,960.30
June 2005.............................................................           21,550,994.96
July 2005.............................................................           20,681,211.10
August 2005...........................................................           19,829,370.22
September 2005........................................................           18,995,236.55
October 2005..........................................................           18,178,576.97
November 2005.........................................................           17,379,161.05
December 2005.........................................................           16,596,760.97
January 2006..........................................................           15,831,151.50
February 2006.........................................................           15,082,110.00
March 2006............................................................           14,349,416.34
April 2006............................................................           13,632,852.95
May 2006..............................................................           12,932,204.70
June 2006.............................................................           12,247,258.95

-------------

* The Targeted Principal Balances for each class of the TAC Certificates on each distribution were calculated assuming that (i) the mortgage loans have the characteristics set forth in the assumptions described under the heading "Certain Yield and Prepayment Considerations--General--Weighted Average Life" and (ii) the mortgage loans are prepaid at a constant rate of 185% PSA.


DISTRIBUTION DATES                                                                 CLASS A-9
------------------                                                              --------------
July 2006.............................................................           11,577,805.50
August 2006...........................................................           10,923,636.55
September 2006........................................................           10,284,546.67
October 2006..........................................................            9,660,332.80
November 2006.........................................................            9,050,794.24
December 2006.........................................................            8,455,732.55
January 2007..........................................................            7,874,951.60
February 2007.........................................................            7,308,257.52
March 2007............................................................            6,755,458.65
April 2007............................................................            6,216,365.58
May 2007..............................................................            5,690,791.05
June 2007.............................................................            5,178,549.98
July 2007.............................................................            4,679,459.45
August 2007...........................................................            4,193,338.61
September 2007........................................................            3,720,008.73
October 2007..........................................................            3,308,864.73
November 2007.........................................................            2,909,859.88
December 2007.........................................................            2,522,822.34
January 2008..........................................................            2,147,582.35
February 2008.........................................................            1,783,972.08
March 2008............................................................            1,431,825.65
April 2008............................................................            1,090,979.16
May 2008..............................................................              761,270.59
June 2008.............................................................              442,539.81
July 2008.............................................................              134,628.61
August 2008 and thereafter............................................                    0.00


CIK        0001099391
CCC        tig$ger2
File No.   333-86786
Module     RAMP082302

                                  $646,669,201

                            GMAC MORTGAGE CORPORATION
                               SELLER AND SERVICER

                        GMACM MORTGAGE LOAN TRUST 2002-J6

                                     ISSUER

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR

            GMACM MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-J6

                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------


DEUTSCHE BANK SECURITIES                          BANC OF AMERICA SECURITIES LLC

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES OFFERED HEREBY AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR NINETY DAYS FOLLOWING THE DATE OF THIS PROSPECTUS SUPPLEMENT.